Execution Version

PURCHASE AGREEMENT
BY AND AMONG,
PRESTACIONES FINMART, S.A.P.I. DE C.V., SOFOM, E.N.R.,
CHANGE CAPITAL INTERNATIONAL HOLDINGS, B.V.,
THE MINORITY HOLDERS PARTY HERETO,
ALPHA HOLDING, S.A. DE C.V.,
CLARUM CAPITAL, L.P.
AND
EZCORP, INC.

July 1, 2016

TABLE OF CONTENTS
Page
Article I DEFINITIONS AND INTERPRETATIONS    2
1.1Definitions    2
1.2Interpretations    2
1.3Exchange Rate    2
Article II PURCHASE AND SALE OF THE ACQUIRED INTERESTS; CLOSING    3
2.1Purchase and Sale of the Acquired Interests    3
2.2Purchase Price    3
2.3Time and Place of Closing    4
2.4Deliveries and Actions at Closing    4
2.5Purchase Price Adjustments    7
2.6Rollover Participants    10
Article III REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLERS    11
3.1Organization; Qualification    11
3.2Authority; Enforceability    11
3.3Non-Contravention    12
3.4Governmental Approvals    12
3.5Legal Proceedings    12
3.6Ownership of Acquired Interests    13
3.7Brokers’ Fee    13
3.8Bankruptcy; Solvency    13
Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY    13
4.1Organization, Authority and Capital Structure of the Company    13
4.2Non-Contravention    14
4.3Governmental Approvals    15
4.4Capitalization    15
4.5Compliance with Law    16
4.6Title to Properties and Assets    16
4.7Financial Statements    17
4.8Absence of Certain Changes    18
4.9Environmental Matters    19
4.10Material Contracts    19
4.11Collaboration Agreements (Convenios de Colaboración) and Funding Agreements    21
4.12Loans Granted By the Company    22
4.13Legal Proceedings    24
4.14Permits    24
4.15Taxes    25
4.16Employee Benefits; Employment and Labor Matters    26
4.17Intellectual Property    29
4.18Insurance    31
4.19Affiliate Transactions    31
4.20Foreign Corrupt Practices    31
4.21Brokers’ Fee    32
4.22Bank Accounts    32
4.23Privacy and Data Security    32
Article V REPRESENTATIONS AND WARRANTIES OF THE BUYERS    33
5.1Organization; Qualification    33
5.2Authority; Enforceability    33
5.3Non-Contravention    34
5.4Governmental Approvals    34
5.5Legal Proceedings    34
5.6Matters Relating to Acquisition of the Acquired Interests    34
5.7Bankruptcy; Solvency    35
5.8Brokers’ Fee    35
Article VI COVENANTS OF THE PARTIES    35
6.1Conduct of Business    35
6.2Notice of Certain Events    38
6.3Access to Information    38
6.4Governmental Approvals and Filings    39
6.5Indemnification of Officers, Directors and Equityholders    40
6.6Retention of Books and Records    42
6.7Expenses    42
6.8Cooperation in Litigation    42
6.9Further Assurances    42
6.10Public Statements    42
6.11Exclusivity    43
6.12Confidentiality    43
6.13Non-Competition; Non-Solicitation; No Hire    44
6.14Use of Proceeds    46
6.15Cooperation with Financing    46
6.16Financing    48
6.17Updates to Disclosure Schedules and Loan Schedule    48
6.18Retention Bonuses    49
6.19Regularization of Permits    49
6.20Assignment of Intellectual Property    49
Article VII TAX MATTERS    50
7.1General    50
7.2Holdings    50
7.3Minority Holders    51
7.4Cooperation on Tax Matters    52
Article VIII CONDITIONS TO CLOSING    52
8.1Conditions to Obligations of Each Party    52
8.2Conditions to Obligations of the Buyers    53
8.3Conditions to Obligations of Sellers    54
Article IX TERMINATION RIGHTS    55
9.1Termination Rights    55
9.2Effect of Termination    56
Article X INDEMNIFICATION    56
10.1Indemnification by Sellers    56
10.2Indemnification by Majority Buyer    57
10.3Limitations and Other Indemnity Claim Matters    57
10.4Indemnification Procedures    61
10.5No Reliance    62
10.6Guarantee of Parent    63
10.7Right to Set Off    64
Article XI MISCELLANEOUS    65
11.1Governing Law    65
11.2Arbitration    65
11.3Specific Performance    66
11.4Waiver of Jury Trial    66
11.5Amendment and Modification    66
11.6Waiver of Compliance; Consents    66
11.7Notices    66
11.8Assignment    67
11.9Third Party Beneficiaries    68
11.10Entire Agreement    68
11.11Severability    68
11.12Representation by Counsel    68
11.13Escrow Representative    68
11.14Disclosure Schedules    70
11.15Facsimiles; Counterparts    70
11.16Privileged Communications    70

Annex
Annex 1    —    Schedule of Sellers

Exhibits
Exhibit A    —    Definitions
Exhibit B    —    Form of Resignation
Exhibit C    —    Form of Outsourced Personnel Termination Agreement
Exhibit D     —    Deferred Purchase Price Amount
Exhibit E    —    Form of Escrow Agreement
Exhibit F    —    Net Working Capital Calculation
Exhibit G    —    Form of Parent Loan Financing Note
Exhibit H    —    Form of Seller Release
Exhibit I    —    Form of Shareholders’ Agreement

PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”), dated as of July 1, 2016 (the “Execution Date”), is made and entered into by and among Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R., a commercial corporation (Sociedad Anónima de Capital Variable Promotora de Inversion) doing business as a non-regulated multiple purpose financial company (Sociedad Financiera de Objeto Múltiple Entidad No Regulada) organized and existing under the laws of Mexico (the “Company”), Change Capital International Holdings, B.V., a Dutch limited liability company and wholly owned subsidiary of Parent (“Holdings”), each other Person listed on the Schedule of Sellers attached hereto as Annex 1 (the “Minority Holders” and, together with Holdings, each a “Seller” and, collectively, the “Sellers”), Alpha Holding, S.A. de C.V., a Mexican corporation (Sociedad Anónima de Capital Variable) (the “Majority Buyer”), Clarum Capital, L.P., a Canadian limited partnership and Affiliate of the Majority Buyer (the “Minority Buyer” and, together with the Majority Buyer, collectively, the “Buyers”, and each, individually, a “Buyer”), and, for the limited purposes detailed herein, EZCORP, Inc., a Delaware corporation (“Parent”).
Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”
R E C I T A L S
WHEREAS, Holdings owns 93.78% of the issued and outstanding equity interests of the Company (in the form of 28,668,619 shares of Series A shares of the Company, collectively, the “Series A Shares”) and the Minority Holders collectively own 6.22% of the issued and outstanding equity interests of the Company (in the form of 1,900,902 shares of Series B shares of the Company, collectively, the “Series B Shares”), Holdings owns 0.002% shares of Series A shares of Adelanto Express, S.A. de C.V., SOFOM, E.N.R. (“Adex”) (in the form of one Series A share of Adex, the “Nominal Adex Share” and, together with the Series A Shares and the Series B Shares, collectively, the “Acquired Interests”), and the Company owns all of the other issued and outstanding equity interests of Adex (in the form of 49,999 Series A Shares of Adex);
WHEREAS, the Company and its Subsidiaries are engaged primarily in the business of providing cash payroll deduction loans to employees of Mexican governmental entities (the “Business”); and
WHEREAS, subject to the terms and conditions of this Agreement and excluding the Rollover Participants solely to the extent of their Rollover Shares (if any), each Seller desires to sell, and the Buyers desire to purchase, the Acquired Interests (excluding the Rollover Shares, if any) in exchange for payment of the consideration specified in this Agreement.
A G R E E M E N T S
NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows:
Article I
DEFINITIONS AND INTERPRETATIONS
1.1
    Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.
1.2
    Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with Mexican GAAP; (i) references to “days” are to calendar days; (j) all references to “delivered” or “made available” and words or phrases of similar import shall mean posted to a data room to which all Parties to this Agreement have been granted access no less than 24 hours prior to the execution of this Agreement, (k) all references to “$” and “Dollars” refer to the lawful currency of the United States unless otherwise specifically provided, (l) all references to “Ps$” and “Pesos” refer to the lawful currency of Mexico unless otherwise specifically provided; and (m) all references herein or in the Disclosure Schedules to a Contract “as amended” or words or phrases of similar import shall only be effective for the purpose of qualifying a representation or warranty herein to the extent that all amendments thereto have been made available to the Buyers. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. This Agreement has been negotiated and executed by the Parties in English, and shall be governed and interpreted in accordance with the English language. In the event of any conflict between this English language version of the Agreement and any translation into any other language, this English language version shall govern and control.
1.3
    Exchange Rate. To the extent any amount expressed in Pesos is to be converted in order to be expressed, considered or calculated in Dollars in or in connection with this Agreement or any certificate, schedule or other instrument delivered pursuant to this Agreement, such amount shall be converted to United States dollars using the Exchange Rate applicable for the date of execution or delivery, as applicable, of or pursuant to this Agreement, such certificate, schedule or other instrument delivered pursuant to this Agreement, as applicable.
ARTICLE II

PURCHASE AND SALE OF THE ACQUIRED INTERESTS; CLOSING
2.1
    Purchase and Sale of the Acquired Interests. Upon the terms and subject to the satisfaction or due waiver of the conditions contained in this Agreement, and subject to Section 2.6, at the Closing, (i) each Seller shall sell, assign, convey, transfer and deliver to Majority Buyer, and Majority Buyer shall purchase and accept from each Seller, all of the Acquired Interests other than the Minority Share and (ii) Holdings shall sell, assign, convey, transfer and deliver to Minority Buyer, and Minority Buyer shall purchase and accept from Holdings, one Series A Share that is part of the Acquired Interests (the “Minority Share”). Notwithstanding the foregoing, in the event that there is at least one Rollover Participant that retains at least one Rollover Share, then (x) all of the Acquired Interests (including, for the avoidance of doubt, the Minority Share) will be purchased by Majority Buyer and Minority Buyer will not acquire any of the Acquired Interests, (y) all references to Buyers in the Agreement shall refer only to the Majority Buyer, and (z) the Acquired Interests shall exclude any Rollover Shares to the extent there are any Rollover Participants.
2.2
    Purchase Price.
(a)
    The purchase price to be delivered by the Buyers to the Sellers in exchange for the sale, assignment, conveyance, transfer and delivery of the Acquired Interests, free and clear of any Liens, to the Buyers shall be an amount equal to $50,000,000 (the “Purchase Price”); provided, however, that if the Exchange Rate as of the date that is three days prior to the Closing Date is greater than 21 Pesos per 1 Dollar, then the Purchase Price shall be reduced to be the amount in Dollars equal to Ps$1,050,000,000 divided by the Exchange Rate in accordance with Section 1.3. In addition, (i) the Purchase Price shall be adjusted in accordance with Section 2.5, (ii) the number of Acquired Interests shall, if applicable, be adjusted in accordance with Section 2.6, and (iii) for the avoidance of doubt, and notwithstanding any provision in this Agreement to the contrary, any amounts that would have otherwise been paid to a Rollover Participant hereunder if such Rollover Participant’s Rollover Shares were sold to the Buyers at Closing shall be retained by the Buyers and not be paid to such Rollover Participant. For the avoidance of doubt, in no event shall any Seller be entitled to any additional amounts than such Seller would have been entitled to receive had there been no Rollover Shares.
(b)
    At the Closing, Buyers shall fund the Holdings Hold Back Escrow Amount into the Holdings Hold Back Escrow Account unless, at or prior to Closing, Holdings delivers to Majority Buyer all of the documentation referred to in Section 7.2(b).
(c)
    If a Minority Holder who made the election referred to in Article 126, fourth paragraph of the Mexican Income Tax Law pursuant to Section 7.3(b) does not, at or prior to Closing, deliver to Majority Buyer all of the documentation with respect to such Minority Holder referred to in Section 7.3(b), then at Closing, Buyers shall fund into the Minority Holders Hold Back Escrow Account a dollar amount equal to the product of such Minority Holder’s Applicable Ownership Percentage of the Estimated Purchase Price, multiplied by 20% (the aggregate amount of all such fundings, plus a 3% on such fundings to cover surcharges and inflationary restatement, the “Minority Holders Hold Back Escrow Amount”).
(d)
    If a Minority Holder does not deliver an election notice in accordance with Section 7.3(d), then Buyers shall make the corresponding withholding as set forth in Section 7.3(d).
2.3
    Time and Place of Closing. The closing of the sale, assignment, conveyance, transfer and delivery of the Acquired Interests to the Buyers and the other transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Mijares, Angoitia, Cortes y Fuentes S.C., Javier Barros Sierra 540, 4th floor, Santa Fe, Park Plaza I, Delegación Álvaro Obregón, C.P. 01210, Mexico City, or by telephone conference and exchange of signature pages by email or fax, as soon as reasonably practicable (but in no event before two Business Days or later than five Business Days) after the date in which all of the conditions set forth in Article VIII (other than those conditions which by their terms are only capable of being satisfied at the Closing, but subject to the satisfaction or due waiver of those conditions) have been satisfied or waived by the Party or Parties entitled to waive such conditions, unless another time, date and place are agreed to in writing by the Parties. The date of the Closing is referred to in this Agreement as the “Closing Date.” The Closing will be deemed effective as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date.
2.4
    Deliveries and Actions at Closing.
(a)
    Buyer Deliveries and Actions. At the Closing, the Buyers will execute and deliver, or cause to be executed and delivered, to Holdings, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated:
(i)
    Estimated Purchase Price. Payment of each Seller’s share of the Closing Date Consideration based on such Seller’s Applicable Ownership Percentage, by wire transfer of immediately available funds to an account designated by such Seller (which account shall be so designated by such Seller at least three days prior to the Closing Date); provided, that, with respect to the portion of the Closing Date Consideration payable to Holdings pursuant to this Section 2.4(a)(i), an amount equal to $25,000,000 may be deferred and not paid to Holdings on the Closing Date pursuant to Section 6.16(b).
(ii)
    Escrow. A counterpart of the Escrow Agreement, duly executed by Majority Buyer, and payment to the Escrow Agent of (A) the Escrow Amount for deposit in an account (such account, the “Escrow Account”) and (B) the Holdings Hold Back Escrow Amount for deposit a separate account (such account, the “Holdings Hold Back Escrow Account”) and (C) the Minority Holders Hold Back Escrow Amount for deposit another separate account (such account, the “Minority Holders Hold Back Escrow Account”);
(iii)
    Payment of Payoff Amounts. Payment of the Payoff Amounts by wire transfer of immediately available funds to the account(s) specified in the Payoff Letters; and
(iv)
    Closing Certificate. The certificate contemplated by Section 8.3(c).
(b)
    Sellers’ and Company Deliveries and Actions. At the Closing, each Seller or the Company, as applicable, will execute and deliver, or cause to be executed and delivered, to the Buyers, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated:
(i)
    Stock Certificates. Original stock certificates evidencing the Acquired Interests, duly endorsed in property (endoso en proriedad) in favor of Majority Buyer and Minority Buyer, as applicable, free and clear of any Liens;
(ii)
    Stock Registry. A copy of the entry in the stock registry book of the Company and Adex, as applicable, evidencing title to the Acquired Interest by the Buyers free and clear of all Liens, together with a certification issued by the Secretary of the Board of the Company or Adex, as applicable, in respect thereof;
(iii)
    Resignations. Duly executed resignations and releases of all the members of the boards of directors of the Company and Adex, which members are listed on Schedule 2.4(b)(iii) effective as of the Closing, in the form attached hereto as Exhibit B;
(iv)
    Payoff Letters. All payoff and release letters in a form reasonably acceptable to the Majority Buyer (the “Payoff Letters”) from the holders (or their authorized agents) of the Payoff Debt that reflect the amounts (the “Payoff Amounts”) required in order to pay in full all Payoff Debt. To the extent the Payoff Debt is secured by Liens on any assets of the Company or its Subsidiaries, all such Liens shall be terminated and of no further force and effect upon payment in full of the Payoff Debt, and the Company shall deliver to the Buyers Lien cancellation deeds with respect to the security interests filed against such assets by the holders of such Liens;
(v)
    Escrow Agreement. A counterpart of the Escrow Agreement, duly executed by Holdings;
(vi)
    Agreement Terminations. Evidence of the termination of the agreements listed on Schedule 2.4(b)(vi) of the Company Disclosure Schedule, which terminations shall result in no liability of the Company or any of its Subsidiaries from and after the Closing, and otherwise in a form reasonably satisfactory to the Majority Buyer;
(vii)
    Third-Party Consents. (x) The third-party consents listed on Schedule 2.4(b)(vii) shall have either been obtained in form and in substance reasonably satisfactory to Majority Buyer, or (y) the underlying Contract relating to such third-party consents shall have been terminated without liability to the Company or any of its Subsidiaries, and with respect to any Contract that is Operating Debt that had amounts outstanding that are being paid by Parent or any of its Subsidiaries in connection with such termination, the applicable Replacement Operating Debt Agreement and the corresponding Payoff Letter;
(viii)
    Delivery of the Waiver Letters and Termination of the Put Option Agreements. Delivery of the Waiver Letters in substantially the forms set forth on Schedule 2.4(b)(viii) and terminations of the Put Option Agreements in substantially the forms set forth on Schedule 2.4(b)(viii).
(ix)
    Parent Loan Financing Notes. The Parent Loan Financing Notes, duly executed by the Company, on the one hand, and acknowledged by Texas EZPawn L.P., a Texas limited partnership, or EZPAWN Management Mexico, S.de R.L. de C.V., a Mexican limited liability company (Sociedad de Responsabilidad Limitada de Capital Variable), on the other hand;
(x)
    Seller Release. A counterpart of the Seller Release, duly executed by Parent and each Seller (including any Rollover Participants);
(xi)
    Deloitte Report. The report of review of compliance with tax obligations of the Company prepared by Deloitte Mexico, based on the format in which it would have been filed to tax authorities for fiscal years 2014 and 2015, even if such reports were not and will not be filed with the Mexican tax authorities. For avoidance of doubt, the Report will be based on the “SIPRED” electronic application issued for such purposes by the Mexican tax authorities.
(xii)
    Terminated Outsourced Personnel. The Terminated Outsourced Personnel shall have been terminated by the Company, its applicable Subsidiary or Service Provider, and Holdings shall deliver a counterpart of the Outsourced Personnel Termination Agreements, set forth on Exhibit C, duly executed by each Terminated Outsourced Personnel, and in respect of all Terminated Outsourced Personnel, new services agreements or employment agreements with the Company or a Service Provider, in form and in substance reasonably satisfactory to Majority Buyer, shall have been executed on the same economic terms or such other economic terms as may be agreed by such Terminated Outsourced Personnel and Majority Buyer.
(xiii)
    Closing Certificate. The certificate contemplated by Section 8.2(b);
(xiv)
    Closing Resolutions. Original shareholders’ meeting resolutions or minutes of the Company and Adex, in each case certified by the Secretary of the Company or Adex, as applicable, approving: (i) the sale of the Acquired Interests in favor of the Buyers and the admission of Buyers as shareholders of the Company and Adex, including the waiver of each Seller, as a shareholder of the Company, of any right of first refusal in connection to the sale of the Acquired Interests hereunder, and instructing the authorized officers of the Company and Adex to make the corresponding entries regarding such transfer in the shareholders’ registry book of the Company; (ii) the resignations and releases for the legal performance of their duties, effective as of the Closing Date, of the members of the board of directors and appointment of such members of the board of directors as Buyers specify in writing prior to the Closing; and (iii) the revocation and granting, effective as of the Closing Date, of the powers of attorney granted by the Company and Adex in favor of the attorneys-in-fact whom the Buyers designate in writing no later than three days prior to the Closing Date.
(c)
    Deferred Purchase Price Amount. If a portion of the Purchase Price is deferred pursuant to Section 6.16(b), following the Closing, the Majority Buyer will deliver, or cause to be delivered, to Holdings payment of the Deferred Purchase Price Amount, on the terms and conditions as set forth on Exhibit D by wire transfer of immediately available funds to an account designated by Holdings.
2.5
    Purchase Price Adjustments.
(a)
    The Purchase Price shall be subject to adjustment (the “Purchase Price Adjustment”) as follows:
(xv)
    The Purchase Price shall be increased by the amount (if any) by which the Net Working Capital of the Company as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (“Closing Date Net Working Capital”) exceeds the High Net Working Capital Target;
(xvi)
    The Purchase Price shall be decreased by the amount (if any) by which the Low Net Working Capital Target exceeds Closing Date Net Working Capital;
(xvii)
    The Purchase Price shall be increased by the Final Cash Amount;
(xviii)
    The Purchase Price shall be decreased by the Final Company Transaction Expenses Amount;
(xix)
    The Purchase Price shall be decreased by the Final Non-Operating Debt Amount;
(xx)
    The Purchase Price shall be decreased on a dollar-for-dollar basis by the Final Defaulted Loans Amount that is in excess of Ps$409,080,938 (after converting such excess amount to Dollars in accordance with the Exchange Rate as of the Closing Date); and
(xxi)
    The Purchase Price shall be decreased on a dollar-for-dollar basis by the Final Governmental A/R Amount that is in excess of Ps$436,412,775 (after converting such excess amount to Dollars in accordance with the Exchange Rate as of the Closing Date);
(b)
    Not later than five Business Days prior to the Closing Date, the Company shall prepare and deliver to Majority Buyer a preliminary settlement statement (the “Estimated Adjustment Statement”) setting forth (i) an estimated balance sheet of the Company, on a consolidated basis, as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date, which balance sheet will (A) include the estimated amount of Cash as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (the “Estimated Cash Amount”), the estimated amount of Non-Operating Debt as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (provided that such amount shall also include all interest accrued on such Non-Operating Debt, and any prepayment and similar payments described in clauses (vi) and (xi) of the definition of Debt with respect to such Non-Operating Debt as if such Non-Operating Debt were paid in full as of the close of business on the Closing Date) (the “Estimated Non-Operating Debt Amount”), the estimated amount of Defaulted Loans as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (the “Estimated Defaulted Loans Amount”), and the estimated amount of Governmental A/R as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (the “Estimated Governmental A/R Amount”), and (B) be prepared in accordance with Mexican GAAP, applied consistently with the Company’s past practices (including its preparation of the Financial Statements) (the “Estimated Closing Date Balance Sheet”), (ii) a calculation of the Closing Date Net Working Capital (the “Estimated Net Working Capital”) and the difference, if any, between the Estimated Net Working Capital and the Net Working Capital Threshold, (iii) the estimated amount of Company Transaction Expenses unpaid as of immediately prior to the Closing (the “Estimated Company Transaction Expenses Amount”), (iv) the estimated calculation of the Purchase Price Adjustment, (v) the calculation of the Purchase Price after giving effect to such estimated Purchase Price Adjustment, and (vi) a calculation of the Acquired Percentage. Majority Buyer shall have the right, following Majority Buyer’s receipt of the Estimated Adjustment Statement, to object thereto by delivering written notice to Holdings no later than two Business Day before the Closing Date. To the extent Majority Buyer timely objects to the Estimated Adjustment Statement (or any component thereof), Majority Buyer and Holdings shall attempt to resolve their differences in good faith; provided that, if Majority Buyer and Holdings are unable to resolve any such dispute prior to the Closing Date, then Holdings’ calculations as reflected in the Estimated Adjustment Statement shall control for purposes of all payments to be made at Closing. To the extent Majority Buyer and Holdings resolve any of their differences prior to the Closing, then Majority Buyer and Holdings shall jointly agree on a revised Estimated Adjustment Statement that will control for purposes of the payments to be made at the Closing. The Purchase Price as adjusted by the Purchase Price Adjustment that controls for purposes of the payments to be made at the Closing is referred to herein as the “Estimated Purchase Price.”
(c)
    Not later than the 90th day following the Closing Date, Majority Buyer shall prepare and deliver, or cause to be prepared and delivered, to Holdings a statement (the “Final Adjustment Statement”) setting forth (i) a balance sheet of the Company, on a consolidated basis, as of 12:01 a.m., Mexico City, Mexico time on the Closing Date, which balance sheet will (A) include the actual amount of Cash as of 12:01 a.m., Mexico City, Mexico time on the Closing Date (the “Final Cash Amount”), the actual amount of Non-Operating Debt as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (provided that such amount shall also include all interest accrued on such Non-Operating Debt, and any prepayment and similar payments described in clauses (vi) and (xi) of the definition of Debt with respect to such Non-Operating Debt as if such Non-Operating Debt were paid in full as of the close of business on the Closing Date) (the “Final Non-Operating Debt Amount”), the actual amount of Defaulted Loans as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (the “Final Defaulted Loans Amount”), and the actual amount of Governmental A/R as of 12:01 a.m., Mexico City, Mexico time, on the Closing Date (the “Final Governmental A/R Amount”) and (B) be prepared in accordance with Mexican GAAP applied consistently with the Company’s past practices (including its preparation of the Financial Statements) (the “Final Closing Date Balance Sheet”), (ii) a calculation of the Closing Date Net Working Capital (the “Final Net Working Capital”) and the difference, if any, between the Final Net Working Capital and the Estimated Net Working Capital, (iii) the final calculation of Company Transaction Expenses unpaid as of immediately prior to the Closing (the “Final Company Transaction Expenses Amount”), (iv) the final calculation of the Purchase Price Adjustment, (v) the Purchase Price after giving effect to such final calculation of the Purchase Price Adjustment, and (vi) a final calculation of the Acquired Percentage. Majority Buyer shall provide to Holdings such documentation and other data, and access to its and the Company’s officers, employees, agents and other personnel as is reasonably necessary to enable Holdings to assess the accuracy of the Final Adjustment Statement. At any time during the 30-day period following receipt of the Final Adjustment Statement (the “Review Period”), Holdings may deliver to Majority Buyer a written report containing any changes that Holdings proposes be made to the Final Adjustment Statement (such written report, an “Objection Notice”). Holdings shall be deemed to have waived any rights to object to the Final Adjustment Statement unless Holdings delivers an Objection Notice to Majority Buyer within the Review Period and, if the Review Period expires without Holdings so delivering an Objection Notice, then the Final Adjustment Statement shall become final and binding for all purposes of this Agreement. Notwithstanding anything contained herein to the contrary, if Holdings delivers an Objection Notice but does not object to a particular calculation in the Final Adjustment Statement in such Objection Notice (e.g., the Objection Notice delivered by Holdings does not object to the Final Non-Operating Debt Amount), then the calculations not so objected to in the Objection Notice shall become final and binding for all purposes of this Agreement. If Holdings delivers an Objection Notice to Majority Buyer during the Review Period, then Holdings and Majority Buyer shall undertake in good faith to agree on the amount of the actual Purchase Price Adjustment no later than 30 days after the date on which Holdings delivered such Objection Notice to Majority Buyer. In the event that the Majority Buyer and Holdings do not reach an agreement within such period of time, they shall refer the remaining disputed matters to KPMG Mexico Cardenas Dosal, S.C., or if KPMG Mexico Cardenas Dosal, S.C. is unable or unwilling to perform its obligations under this Section 2.5(c), such other nationally-recognized independent accounting firm as is mutually agreed on by Holdings and Majority Buyer (the “Accounting Firm”). Holdings and Majority Buyer shall each deliver simultaneously to the Accounting Firm (i) the Objection Notice and such work papers, invoices and other reports and information relating to the disputed matters as the Accounting Firm may request and (ii) such Party’s proposed resolution of the disputed matters and any materials it wishes to present to justify the resolution it so presents. Each Party shall be afforded the opportunity to discuss the disputed matters with the Accounting Firm. The Accounting Firm shall act as an expert (and not as an arbitrator) for the limited purpose of determining the specific disputed matters submitted by either Holdings or Majority Buyer to the Accounting Firm and any other items affected by the resolution of those disputed matters, and whether and to what extent, if any, the Purchase Price Adjustment requires adjustment as a result of the resolution of those disputed matters. The Accounting Firm may not award damages or penalties. The Accounting Firm’s determination shall be made within 30 days after submission of the disputed matters and shall be final and binding on all Parties, without right of appeal. In determining the proper amount of the Purchase Price Adjustment, the Accounting Firm shall only review the items of the Objection Notice subject of a dispute, and in determining the value of each such disputed item, shall not determine that any such disputed item is larger than the highest amount claimed by Majority Buyer and Holdings or smaller than the lowest amount claims by Majority Buyer and Holdings, as applicable. The costs and expenses of the Accounting Firm in connection with resolving such disputed matters will be borne by the Parties in such proportion as is appropriate to reflect the relative benefits received by the Sellers and Majority Buyer from the resolution of such dispute. For instance, if Holdings challenges the calculation of the Net Working Capital in the Final Adjustment Statement by an amount of $100,000, but the Accounting Firm determines that Holdings has a valid claim for only $40,000, then Majority Buyer shall bear 40% of the fees and expenses of the Accounting Firm and the Sellers shall bear the other 60% of such fees and expenses.
(d)
    Within ten days after the earlier of (i) the expiration of the Review Period without delivery of any Objection Notice or (ii) the date on which Holdings and Majority Buyer, or the Accounting Firm, as applicable, finally determine the actual Purchase Price Adjustment, the Sellers or Majority Buyer, as applicable, shall make or cause to be distributed, as applicable, a true-up payment to the other (in accordance with the following sentences in this Section 2.5(d)) so that, after giving effect to such payment, the Sellers and Majority Buyer are in the same position they would have been in had payments at the Closing been based on the actual Purchase Price Adjustment (without any interest on such true-up payment). To the extent that the determination of the actual Purchase Price Adjustment (as calculated in accordance with Section 2.5(a)) results in a positive number, Majority Buyer shall pay each Seller such Seller’s Applicable Ownership Percentage multiplied by such excess by wire transfer in immediately available funds to an account designated by each such Seller, net of, in the case of each Minority Holder who is a Mexican resident individual and does not elect to file a Tax report (dictamen fiscal), a 20% Mexican withholding tax applicable under Mexican Income Tax Law. To the extent that the determination of the actual Purchase Price Adjustment (as calculated in accordance with Section 2.5(a)) results in a negative number, an amount equal to the absolute value of such deficiency multiplied by the Acquired Percentage (the “Shortfall Amount”) shall be paid to Majority Buyer (X) first, if elected by Majority Buyer, from the Escrow Account in accordance with the Escrow Agreement or (Y) if the amount remaining in the Escrow Account is insufficient to pay the Shortfall Amount or if Majority Buyer does not elect per (X), the balance of the Shortfall Amount not covered by release of the Escrow Account shall be paid by the Sellers pro rata in accordance with their Selling Percentage, by wire transfer in immediately available funds to an account designated by Majority Buyer; provided, however, that any portion of the Shortfall Amount to be paid by Holdings in accordance with this Section 2.5(d) shall first be offset against, at Majority Buyer’s discretion, payments of the Deferred Purchase Price Amount, if applicable, or from any payments owed under or the principal amount of the Parent Loan Financing Notes.
2.6
    Rollover Participants. Notwithstanding anything to the contrary herein, if one or more Minority Holders set forth on Schedule 2.6 of the Company Disclosure Schedule duly execute and deliver on or prior to the Closing a counterpart of (i) the Seller Release, and (ii) the Shareholders Agreement (each such Minority Holder, a “Rollover Participant”), then each such Rollover Participant shall retain the Series B Shares set forth opposite such Rollover Participant’s name on Schedule 2.6 of the Company Disclosure Schedule (the “Rollover Shares”). For the avoidance of doubt, no Rollover Shares retained by the Rollover Participants shall be considered Acquired Interests, Majority Buyer shall not acquire any Rollover Shares, and no portion of the Purchase Price, the Purchase Price Adjustment or any other payment to be made to the Sellers hereunder shall be paid to the Rollover Participant’s with respect to their Rollover Shares.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLERS
Parent (other than with respect to Section 3.1(b) (which is made solely by Holdings) and Section 3.6 (which is solely made by the Sellers)), and each Seller (other than with respect to Section 3.1(b) (which is made solely by Holdings)), severally (but not jointly), hereby represents and warrants to the Buyers, as of the date hereof and as of the Closing Date, solely with respect to such Parent or Seller, as follows:
3.1
    Organization; Qualification.
(e)
    Parent and, to the extent such Seller is not a natural person, such Seller is duly formed, validly existing and in good standing under the Laws of its applicable jurisdiction of organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which it is, or will be, a party or to materially impair its ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
(f)
    Income obtained by Holdings is not subject to a preferential tax regime nor is Holdings resident in a country with a territorial taxation system. Holdings is a resident of the Netherlands for taxation purposes.
3.2
    Authority; Enforceability.
(a)
    Parent or such Seller, as applicable, has the requisite power and authority and, to the extent such Seller is a natural person, capacity, to execute and deliver the Transaction Documents to which it is, or will be, a party, and to consummate the transactions contemplated thereby. The execution and delivery by Parent or such Seller, as applicable, of the Transaction Documents to which it is, or will be, a party, and the consummation by it of the transactions contemplated thereby, have been duly and validly authorized by such Party and no other limited partnership, limited liability company, corporate or other similar proceedings on the part of such Party, are necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by the Transaction Documents to which it is, or will be, a party.
(b)
    The Transaction Documents to which Parent or such Seller, as applicable, is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which such Party is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).
3.3
    Non-Contravention. Except as set forth on Schedule 3.3 of the Seller Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which Parent or such Seller, as applicable, is, or will be, a party by such Party, and the consummation by such Party of the transactions contemplated thereby does not and will not: (d) result in any breach of any provision of the Organizational Documents of such Party; (e) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which such Party is a party or by which any property or asset of such Party is bound or affected; or (f) assuming compliance with the matters referred to in Section 3.4, violate any Law to which such Party is subject or by which any of such Party’s properties or assets is bound, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Party is, or will be, a party or to materially impair such Party’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party (a “Seller Material Adverse Effect”).
3.4
    Governmental Approvals. Except as set forth on Schedule 3.4 of the Seller Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by Parent or such Seller, as applicable, of the transactions contemplated by the Transaction Documents to which it is a party, other than (a) approvals of the Mexican Comisión Federal de Competencia Económica (Federal Competition Commission), (b) filings with the Mexican Comisión Nacional de Inversiones Extranjeras (National Foreign Investment Commission), the Mexican Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, the Mexican Comisión Nacional para la Protección y Defensa de los Usuarios de Servicios Financieros (National Commission for the Protection and Defense of Financial Services Users) with respect to the transactions contemplated by the Transaction Documents and (c) such other declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Parent or such Seller, as applicable, is, or will be, a party or to materially impair such Party’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
3.5
    Legal Proceedings. There are no Proceedings pending or threatened against Parent or such Seller, as applicable, that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Party is, or will be, a party or to materially impair such Party’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
3.6
    Ownership of Acquired Interests.
(a)
    Such Seller has good and valid title to the Acquired Interests set forth opposite such Seller’s name on Schedule 3.6 of the Seller Disclosure Schedule, free and clear of all Liens other than (i) any transfer restrictions imposed by federal or state securities Laws, (ii) any transfer restrictions contained in the Organizational Documents of the Company or its Subsidiaries and (iii) those Liens under the Non-Operating Debt that will be released in full at Closing.
(b)
    Such Seller is not a party to any subscriptions, convertible securities, calls, preemptive rights, options, phantom rights, warrants, purchase rights or other agreement, arrangements or commitments obligating such Seller to grant, deliver, sell transfer or otherwise dispose, or cause to be granted, delivered, sold, transferred or otherwise disposed, the Acquired Interests, by sale, lease, license or otherwise, other than this Agreement.
(c)
    There are no voting trusts, proxies or other agreements or understandings to which such Seller is bound with respect to the voting of the Acquired Interests.
3.7
    Brokers’ Fee. Except as set forth on Schedule 3.7 of the Seller Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or such Seller, as applicable.
3.8
    Bankruptcy; Solvency. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by, or threatened against Parent or such Seller, as applicable. Immediately after giving effect to the transactions contemplated by this Agreement, Parent and each Seller, will (a) be able to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) as they come due, (b) own property that has a fair saleable value greater than the amounts required to pay their respective debts (include a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or such Sellers. In connection with the transaction contemplated hereby, neither Parent nor such Seller has incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Buyers, as of the date hereof and as of the Closing Date, as follows:
4.1
    Organization, Authority and Capital Structure of the Company.
(c)
    The Company is incorporated as a commercial corporation (Sociedad Anónima de Capital Variable Promotora de Inversion) doing business as a non-regulated multiple purpose financial company (Sociedad Financiera de Objeto Múltiple Entidad No Regulada) organized and validly existing under the Laws of Mexico. The Company has full power and authority required to own, lease, operate and use its properties and assets and to carry on the Business as now conducted. The Company does not engage in and has not previously engaged in, by itself or through others, any activity other than the Business and does not conduct, and has not conducted, by itself or through others, any activity outside of Mexico. The Company is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.
(d)
    True and complete copies of the Organizational Documents of the Company and each of its Subsidiaries and all amendments thereto, and a true and complete copy of the share ledger of the Company and each of its Subsidiaries certified by the Secretary of the Company or its applicable Subsidiary, have been delivered to Majority Buyer.
(e)
    The authorized capital stock of the Company consists of 30,569,521 shares of capital stock of which only the Acquired Interests are issued and outstanding. All of the Acquired Interests have been duly and validly authorized and issued, are fully paid and are non-assessable (acciones liberadas), and were issued free and clear of any preemptive right, except for those provided in the Company’s current by-laws that are not applicable to the Acquired Interests, and in compliance with all applicable Laws. The Company has not issued any Equity Securities other than the Acquired Interests. At Closing, the only Equity Securities authorized by the Company will be the Series A Shares and the Series B Shares under the Company’s Organizational Documents and the only Equity Securities issued and outstanding will be the Acquired Interests. Except as set forth in Schedule 4.1(c) of the Company Disclosure Schedule, no Person has any right to acquire any other Equity Securities of the Company pursuant to any Contract. Except as set forth in Schedule 4.1(c) of the Company Disclosure Schedule, and except for the provisions of the Company’s current by-laws regarding pre-emptive rights that are not applicable to the Acquired Interests, there are no options, warrants, pre-emptive rights, subscriptions, conversion, exchange, repurchase, redemption or arrangements of any kind, contingent or otherwise, of any Person to acquire, sell, redeem or otherwise transfer any Equity Securities of the Company. Except as set forth in Schedule 4.1(c) of the Company Disclosure Schedule, there are no shareholders agreements, voting trusts or other arrangements or understandings with respect to any Equity Securities of the Company, including with respect to the voting, sale or transfer thereof.
4.2
    Non-Contravention. Except as set forth on Schedule 4.2 of the Company Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by the Company, and the consummation of the transactions contemplated thereby, does not and will not: (g) result in any breach of any provision of the Organizational Documents of the Company or any of its Subsidiaries; (h) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Material Contract; (i) violate any Law to which the Company or any of its Subsidiaries is subject or by which the Company’s or any of its Subsidiaries’ properties or assets is bound; or (j) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment or acceleration or violations as would not be reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole or prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents.
4.3
    Governmental Approvals. No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority by the Company or any of its Subsidiaries is necessary for the consummation by the Company of the transactions contemplated by the Transaction Documents to which the Company is, or will be, a party, other than (a) approval of the Mexican Comisión Federal de Competencia Económica (Federal Competition Commission), (b) filings with the Mexican Comisión Nacional de Inversiones Extranjeras (National Foreign Investment Commission), the Mexican Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, the Mexican Comisión Nacional para la Protección y Defensa de los Usuarios de Servicios Financieros (National Commission for the Protection and Defense of Financial Services Users) with respect to the transactions contemplated by the Transaction Documents, and (c) such other declarations, filings, registrations, notices, authorizations, consents or approvals that have been obtained or made or that would in the ordinary course of business be made or obtained after Closing, or which, if not obtained or made, would not reasonably be expected to (i) be material to the Company and its Subsidiaries, taken as a whole, (ii) prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents or (iii) to materially impair the Company’s ability to perform its obligations under the Transaction Documents to which such the Company is, or will be, a party.
4.4
    Capitalization.
(a)
    Schedule 4.4(a) of the Company Disclosure Schedule accurately sets forth the Equity Securities in the Company and each of its Subsidiaries.
(b)
    Each Seller is the direct owner, holder of record, and beneficial owner of the Acquired Interests set forth on Schedule 4.4(b) of the Company Disclosure Schedule free and clear of all Liens other than (i) any transfer restrictions imposed by federal or state securities Laws, (ii) any transfer restrictions contained in the Organizational Documents of the Company delivered to the Majority Buyer and (iii) those Liens under the Non-Operating Debt that will be released in full at Closing. The Acquired Interests have been duly authorized and validly issued, are fully paid and are non-assessable (acciones liberadas).
(c)
    Without limiting the generality of the foregoing, none of the Acquired Interests are subject to any voting trust, member or partnership agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any Equity Securities, other than the Organizational Documents of the Company delivered to the Majority Buyer or as set forth on Schedule 4.4(c) of the Company Disclosure Schedule.
(d)
    Except as set forth on Schedule 4.4(d)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted to any Person any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase, subscription, allotment or issue of any unissued interests, units or other securities (including convertible securities, warrants or convertible obligations of any nature) of the Company or any of its Subsidiaries. Except as set forth on Schedule 4.4(d)(ii) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Security in the Company or any of its Subsidiaries.
(e)
    Except as set forth on Schedule 4.4(e)(i) of the Company Disclosure Schedule, the Company does not own or hold the right to acquire any Equity Securities or joint venture interest in any Person. The Company is the direct owner, holder of record and beneficial owner of the Equity Securities of its Subsidiaries set forth on Schedule 4.4(e)(ii) of the Company Disclosure Schedule (the “Subsidiary Equity Securities”). All of the Subsidiary Equity Securities have been duly authorized, validly issued, are fully paid and are non-assessable (acciones liberadas). Each of the Company’s Subsidiaries is duly formed or organized, validly existing and in good standing (or its equivalent) under the applicable Laws of its jurisdiction of formation or organization, and each of the Company’s Subsidiaries has full power and authority required to own, lease, operate and use its respective properties and assets and to carry on the Business as now conducted by such Subsidiary. No Company Subsidiary engages in, and has not has previously engaged in, by itself or through others, any activity other than the Business and does not conduct, and has not conducted, by itself or through others, any activity outside Mexico. Each of the Company’s Subsidiaries is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.
4.5
    Compliance with Law. Except for Environmental Laws, which is the subject of Section 4.9, the Company is, and has been since January 1, 2011, in compliance with all applicable Laws in all material respects, and none of the Sellers nor the Company or its Subsidiaries have received written notice or claim of any violation of any applicable Law and, to the Knowledge of the Company, no condition or state of facts exists that would provide the basis for such assertion, that, in each case, if true, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; provided, however, any such non-compliance for which all liabilities were fully discharged prior to January 1, 2013 shall not be required to be listed in the Company Disclosure Schedules.

4.6
    Title to Properties and Assets.
(a)
    The assets, properties and rights held by the Company will, at Closing, constitute, in all material respects, all of the assets, properties and rights used or necessary to conduct the operations of the Company as the same is conducted on the Execution Date.
(b)
    Schedule 4.6(b) of the Company Disclosure Schedule sets forth all leases under which the Company or any of its Subsidiaries leases any real property (the “Real Property Leases”). The Company or one of its Subsidiaries, as applicable, has a valid leasehold interest in all of its leased real properties free and clear of all Liens (except in all cases for Permitted Liens, including those of any third‑party owner or lessee under the applicable lease (with respect to the leased real properties)). All Real Property Leases are valid and effective against the Company or one of its Subsidiaries, as applicable, and, to the Knowledge of the Company, the counterparties thereto, in accordance with their respective terms and there is not, under any of the Real Property Leases, any existing default in any material respect by the Company or any of its Subsidiaries, as applicable, or, to the Knowledge of the Company, the counterparties thereto, or, to the Knowledge of the Company, any event which, with notice or lapse of time or both, would become a default in any material respect by the Company or any of its Subsidiaries, as applicable, or, to the Knowledge of the Company, the counterparties thereto.
(c)
    All tangible personal property owned, leased or licensed by the Company or any of its Subsidiaries, as applicable, that is material to the operations of the Company or its Subsidiaries is, in all material respects, and taking into account the age and history of use of such tangible personal property, in good repair, working order and operating condition and adequate for its present uses by the Company or any of its Subsidiaries, as applicable, ordinary wear and tear excepted.
4.7
    Financial Statements.
(a)
    Schedule 4.7(a) to the Company Disclosure Schedule sets forth the (i) audited consolidated balance sheets and the related audited statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries as of December 31, 2015 (the “Audited Financial Statements”), and (ii) unaudited consolidated balance sheets and related unaudited statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the months ending January 31, 2016, February 29, 2016 and March 31, 2016 (collectively, the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).
(b)
    Both the Audited Financial Statements and the Unaudited Financial Statements (i) have been prepared in accordance with Mexican GAAP (except for normal year-end adjustments and accruals and the absence of notes and other textual disclosures required by Mexican GAAP in the case of the Unaudited Financial Statements, none of which would be material, individually or in the aggregate), and (ii) present fairly, in all material respects, the consolidated financial position and operating results, equity and cash flows the Company and its Subsidiaries as of, and for the periods ended on, the respective dates thereof, subject, however in the case of the Unaudited Financial Statements, to normal year-end adjustments and accruals and the absence of notes and other textual disclosures required by Mexican GAAP (none of which would be material, individually or in the aggregate).
(c)
    Except as set forth on Schedule 4.13 of the Company Disclosure Schedule, neither the Company nor its Subsidiaries has any liability, whether accrued, contingent, absolute or otherwise, that would be required to be included in the Financial Statements under Mexican GAAP except for (i) liabilities set forth on the consolidated balance sheet dated as of the Balance Sheet Date or the notes thereto contained in the Unaudited Financial Statements and (ii) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business (none of which related to breach of Contract or Permit, breach of warranty, tort, infringement, violation of Law or in connection with any Proceeding).
(d)
    Neither the Company nor its Subsidiaries has incurred or is reasonably expected to incur any liabilities, whether accrued or otherwise, as a result of the restatements of the audited consolidated balance sheets and the related audited statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries as of December 31, 2014 and 2015 (other than reasonable professional services fees in connection with the preparation of the restatements).
(e)
    Schedule 4.7(e) of the Company Disclosure Schedule sets forth the Company’s and its Subsidiaries’ policies for the reserve of accounts receivable. All of the Company’s and its Subsidiaries accounts receivable are valid and enforceable claims, and, to the Knowledge of the Company, are collectible in the ordinary course of business, after deducting the reserve for doubtful accounts stated in the balance sheet of the Company and are not subject to any set-off or counterclaim. Since the Balance Sheet Date, the Company and its Subsidiaries have collected their respective accounts receivable in the ordinary course of its business and in a manner which is consistent with past practices and has not accelerated any such collections. Except as set forth in Schedule 4.7(e)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any accounts receivable or loans receivable from any of their respective Affiliates or any of their respective directors, officers, employees or stockholders.
4.8
    Absence of Certain Changes.
(a)
    From the Balance Sheet Date to the Execution Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course and in a manner consistent with past practices to preserve (i) substantially intact the Company’s and its Subsidiaries’ present business organization and (ii) the Company’s and its Subsidiaries’ present relationships with customers, suppliers, sales force, Collaboration Agreements counterparties and others having business dealings with the Company and its Subsidiaries, as applicable, except, in each case, as set forth on Schedule 4.8 of the Company Disclosure Schedule and except, in each case, where the failure to so conduct would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. From December 31, 2015 to the Execution Date, there has not been any event, occurrence or development which has had a Material Adverse Effect.
(b)
    Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth on Schedule 4.8(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has:
(i)
    incurred any Debt or had any Lien (other than Permitted Liens) placed on any of its properties or cancelled any Debt owed by any other Person;
(ii)
    made a material amendment to or terminated any Material Contract;
(iii)
    purchased, sold or otherwise disposed (including by way of exclusive license), any of its properties or assets other than immaterial purchases, sales and dispositions in the ordinary course of business consistent with past practice;
(iv)
    except to the extent required by Law, adopted, amended, modified or terminated any Benefit Plan;
(v)
    made or changed any election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any agreement in respect of Taxes, settled any claim or assessment in respect of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, made or requested any Tax ruling, or entered into any Tax sharing or similar agreement or arrangement, entered into any transactions giving rise to deferred gain or loss or amended any Tax Return, in each case, in a manner that could have a materially adverse effect on Buyers, the Company or its Subsidiaries in a post-Closing period;
(vi)
    made any change to its accounting methods, principles or practices, except as required by Mexican GAAP;
(vii)
    modified the compensation of any of its directors, officers or other members of senior management, or, except in the ordinary course of business consistent with past practice, its other employees;
(viii)
    had any labor dispute or claim of unfair labor practices, or had any resignation, termination or removal of any officer or other member of senior management; or
(ix)
    agreed to take any of the actions described in sub-clauses (i) through (viii) above.
4.9
    Environmental Matters. The Company and each of its Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws. Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 4.9 are the only representations and warranties in this Agreement with respect to Environmental Laws and any environmental matters relating to the Company.
4.10
    Material Contracts.
(a)
    Except as set forth on Schedule 4.10 of the Company Disclosure Schedule, as of the Execution Date, neither the Company nor any of its Subsidiaries is a party to or bound by:
(i)
    any broker, distributor, intermediary, franchise, agency, continuing sales or purchase, sales promotion, market research, marketing, management, consulting or advertising, involving aggregate annual payments to or from the Company or its Subsidiaries of more than $50,000;
(ii)
    any Contract relating to or evidencing Operating Debt;
(iii)
    other than as described in Schedule 4.10(a)(ii) of the Company Disclosure Schedule, any Contract involving loans granted by the Company or its Subsidiaries, including Collaboration Agreements (“convenios de colaboración”), Funding Agreements other than loans to employees of Governmental Authorities, as well as any master collection trusts (including the Master Collection Trust) and any special purpose trust that receives funds from any master collection trust;
(iv)
    any Contract relating to or evidencing Debt of the Company or its Subsidiaries, including mortgages, other grants of security interests, guarantees, trust agreements and notes;
(v)
    any Contract pursuant to which the Company or any of its Subsidiaries has made any capital contribution or other investment in, or assumed any liability or obligation of, any Person, including take-or-pay contracts or keepwell agreements which involve an amount that is greater than $50,000;
(vi)
    any Contract with any Governmental Authority;
(vii)
    any Labor and Employment Agreement that involves an aggregate future or potential liability in excess of $50,000;
(viii)
    any Contract that limits, or purports to limit, the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Company or any of its Subsidiaries to sell to or purchase from any Person or to solicit or hire any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;
(ix)
    any Contract containing a non-disclosure or confidentiality provision;
(x)
    any Contract containing a change in control provision;
(xi)
    any Contract containing a retention bonus provision;
(xii)
    any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company, its Subsidiaries or any of their respective predecessor Persons;
(xiii)
    any Contracts with any Related Party of the Company or of any direct or, to the Knowledge of the Company, any indirect shareholder of the Company, in each case with respect to Contracts that remain in effect;
(xiv)
    any intercompany agreements between or among the Company and any of its Affiliates;
(xv)
    any Contract relating in whole or in part to any Intellectual Property;
(xvi)
    any joint venture, shareholders, partnership, merger, asset or stock purchase or divestiture Contract;
(xvii)
    any Contract with any labor union or providing for benefits under any Benefit Plan;
(xviii)
    any Contract for the purchase of any security or other ownership interest of any Person, or for the issuance of any security or other ownership interest, or the conversion of any obligation, instrument or security into securities or other ownership interests of, the Company or any of its Subsidiaries;
(xix)
    any Contract that results in any Person holding a power of attorney from the Company or any of its Subsidiaries that relates to the Company of any of its Subsidiaries or the business of the Company or any of its Subsidiaries;
(xx)
    any other Contract, whether or not made in the ordinary course of business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $50,000 on an annual basis or in excess of $50,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Company or its Subsidiaries without penalty or further payment or without more than 60 days’ notice, or (C) is material to the business, operations, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole;
(xxi)
    any guarantees given by the Company’s equityholders, Affiliates or third parties to guaranty obligations of the Company or its Subsidiaries or any guarantees given by the Company or its Subsidiaries to guaranty the obligations of the Company’s direct or indirect equityholders, Affiliates or third parties; and
(xxii)
    any Contract that restricts the transfer of the assets of the Company or its Subsidiaries, including payroll deduction loans, or which restricts the administration, ownership, of the assets of the Company or its Subsidiaries.
(b)
    Each Contract required to be disclosed pursuant to Section 4.10(a) (collectively (but excluding Collaboration Agreements and Funding Agreements, which are the subject of Section 4.11), the “Material Contracts”) is a valid and binding obligation of the Company or its applicable Subsidiary, and is in full force and effect and enforceable in accordance with its terms against the Company or its applicable Subsidiary and, to the Knowledge of the Company, the other parties thereto, except, in each case, as enforcement may be limited by Creditors’ Rights. Neither the Company nor its Subsidiaries, as applicable, are in breach or default of any Material Contract in any material respect, nor have the Company or its Subsidiaries received notice that the Company or its Subsidiaries are in breach or default thereof in any material respect. To the Knowledge of the Company, (i) no party to a Material Contract (other than the Company or its Subsidiaries) is in default or breach of any Material Contract in any material respect and (ii) no event has occurred which, with or without notice, or lapse of time, or both, would constitute a breach or default of any Material Contract in any material respect by the Company, its Subsidiaries or any other party thereto, or would permit termination, modification or acceleration thereof by any party thereto. The Company has made available to Majority Buyer a true and complete copy of each Material Contract.
4.11
    Collaboration Agreements (Convenios de Colaboración) and Funding Agreements.
(a)
    Schedule 4.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of all valid Collaboration Agreements (i) entered into by the Company and its Subsidiaries, or (ii) entered into by a Loan originator and financed by the Company or its Subsidiaries, with a description of the primary terms and conditions, including the term and parties thereto, and the relevant amendments of each Collaboration Agreement.
(b)
    Schedule 4.11(b) of the Company Disclosure Schedule sets forth a correct and complete list of all valid Funding Agreements entered into by the Company.
(c)
    Any security interest or assignment required to be perfected over any assets of the Company or its Subsidiary in accordance with any Funding Agreement, has been duly perfected.
(d)
    Except as set forth on Schedule 4.11(d) of the Company Disclosure Schedule, neither the Company, the Company’s Subsidiaries, nor to the Knowledge of the Company, the Sellers or the Funding Agreements counterparties has received any written notice requesting the amendment or termination of any Collaboration Agreement or Funding Agreement.
(e)
    Except as set forth on Schedule 4.11(e) of the Company Disclosure Schedule, under the Collaboration Agreements, the Company or its Subsidiary is the holder of the Discount Codes and is recognized as such by the applicable Payment Entities.
(f)
    Except as set forth on Schedule 4.11(f) of the Company Disclosure Schedule, the Collaboration Agreements do not prohibit or restrict the assignment of the Loans (or the rights pertaining to the Loans) originated in accordance with each such Collaboration Agreement.
(g)
    As of May 31, 2016, the Company and its Subsidiaries had accounts receivable owed by Payment Entities that represented amounts deducted from Loans from Obligors which had not yet been paid to the Company and its Subsidiaries (the “Governmental A/R”) of no more than Ps$400,000,000, as calculated from the Company’s balance sheet, including from the line items denominated “Capital cobrado dependencias” (1054-001-0001) and “Intereses cobrando dependencias” (1054-001-0002).
(h)
    Each Collaboration Agreement and Funding Agreement required to be disclosed pursuant to Section 4.11 is a valid and binding obligation of the Company or its applicable Subsidiary, and is in full force and effect and enforceable in accordance with its terms against the Company or its applicable Subsidiary and, to the Knowledge of the Company, the other parties thereto, except, in each case, as enforcement may be limited by Creditors’ Rights. Neither the Company nor its Subsidiaries, as applicable, are in breach or default of any such Collaboration Agreement or Funding Agreement in any material respect, nor have the Company or its Subsidiaries received notice that the Company or its Subsidiaries are in breach or default thereof in any material respect. To the Knowledge of the Company, (i) no party to a Collaboration Agreement or Funding Agreement (other than the Company or its Subsidiaries) is in default or breach, in any material respect, of any Collaboration Agreement or Funding Agreement and (ii) no event has occurred which, with or without notice, or lapse of time, or both, would constitute a breach or default in any material respect of any Collaboration Agreement or Funding Agreement by the Company, its Subsidiaries or any other party thereto, or would permit termination, modification or acceleration thereof by any party thereto. The Company has made available to Majority Buyer a true and complete copy of each Collaboration Agreement and Funding Agreement.
4.12
    Loans Granted By the Company.
(a)
    The Company and its Subsidiaries are and have been in compliance with their respective obligations under the Master Collection Trust and each special purpose trust that receive funds from the Master Collection Trust, including the obligation to irrevocably instruct the Payment Entities with whom the Company or its Subsidiaries have entered into the Collaboration Agreements such that any collection under the Loans is paid, directly, into the applicable accounts of the Master Collection Trust.
(b)
    Except as set forth on Schedule 4.12(b) of the Company Disclosure Schedule, (i) all of the Loan Agreements evidence lender rights to receive payment in favor of the Company or one of its Subsidiaries; (ii) the Loan Agreements do not contain any provisions that, as result of the execution of this Agreement, would result in granting any party thereto the right to present a claim against the Company or its Subsidiaries, or to terminate, amend or otherwise adversely affect such Loans Agreements; and (iii) there are no Liens over the Loans.
(c)
    All Loans of the Company and its Subsidiaries are Eligible Loans as of the Closing Date.
(d)
    Except as set forth on Schedule 4.12(d) of the Company Disclosure Schedule, the Company, its Subsidiaries, the Master Collection Trust or the trusts related to the Debt used by the Company and its Subsidiaries for the finance of Loans are, directly or indirectly, the sole owner of each of the Loans free and clear of all Liens, conditions, limitations or restrictions on ownership or any other options or preemptive rights of any kind. There is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction), Liens, conditions, limitations or restrictions on ownership or any other options or preemptive rights of any kind, now on file or registered in any public office filed by or against the Company, any of its Subsidiaries or the Master Collection Trust as “debtor”, “seller”, “pledger” or similar capacity or purporting to be filed on behalf of the Company, any of its Subsidiaries or the Master Collection Trust as “debtor”, “seller”, “pledger” or similar capacity covering any interest, Lien, condition, limitation or restriction on ownership or any other option or preemptive right of any kind in any Loan Agreement or Related Rights of each Loan, and none of the Company, any of its Subsidiaries or the Master Collection Trust will execute, nor will the Company, any of its Subsidiaries or the Master Collection Trust cause to be on file in any public office, any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction), Lien, condition, limitation or restriction on ownership or any other option or preemptive right of any kind or statements relating to such Loan Agreements and Related Rights.
(e)
    Except as set forth on Schedule 4.12(e) of the Company Disclosure Schedule, the Loan Schedule furnished by the Company, including the interests identified therein as payable with respect to the Loans identified therein, is an accurate and complete listing of all the Loans and Related Rights of the Company its Subsidiaries and the Master Collection Trust and the information contained therein with respect to such Loan and Related Rights is true and correct in all respects. All material information heretofore furnished by, or on behalf of, the Company, its Subsidiaries and the Master Collection Trust to the Buyers relating to the Loans and Related Rights identified on the Loan Schedule in connection with any Transaction Document, taken as a whole and after giving effect to any and all good faith updates, corrections and supplements heretofore made, is true and accurate in all material respects (without omission of any information necessary to prevent such information from being, in light of the circumstances in which they were made, materially misleading).
(f)
    The proceeds of all Operating Debt has been used by the Company or its Subsidiaries to make Eligible Loans (or is being held by the Company and its Subsidiaries to make Loans in the ordinary course of business) and has not been used for any other purpose.
(g)
    As of May 31, 2016, the aggregate amount of Defaulted Loans was Ps$355,722,555, all of which is reserved for on the balance sheet of the consolidated Unaudited Financial Statements as of the Balance Sheet Date based on the Company’s and its Subsidiaries’ policies with respect to default set forth on Schedule 4.12(g) of the Company Disclosure Schedule.
4.13
    Legal Proceedings. Other than as is set forth on Schedule 4.13(a) of the Company Disclosure Schedule, there are no (and since January 1, 2011, there has not been any) Proceedings pending or, to the Knowledge of the Company, threatened (a) against or by the Company or any of its Subsidiaries affecting any of their respective properties or assets in any material manner; or (b) against or by the Company or any of its Subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay this Agreement or any other Transaction Documents or the right of the Company to enter into or consummate the transactions contemplated hereby and thereby, and, to the Knowledge of the Company, no condition or state of facts exists that would provide a basis for any such Proceedings; provided that any such Proceedings for which all liabilities to the Company and its Subsidiaries were fully discharged prior to January 1, 2013, shall not be required to be listed in the Company Disclosure Schedules. Except as set forth on Schedule 4.13(b) of the Company Disclosure Schedule, there are no judgments, decrees or orders of any court, arbitrator or other Governmental Authority outstanding against or affecting, or, to the Knowledge of the Company, any investigations with respect to, the Company, its Subsidiaries or any of their respective material properties or assets. As of the date of this Agreement, there is no Proceeding by the Company or any of its Subsidiaries such Party intends to initiate.
4.14
    Permits.
(a)
    Schedule 4.14(a) of the Company Disclosure Schedule lists all Permits held by the Company and its Subsidiaries. The Company and its Subsidiaries have all Permits as are necessary to operate the Business, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. All of such Permits are valid, binding and in full force and effect in all material respects. The Company has not received any written notice or claim from any Governmental Authority or other Person that asserts, or raises the possibility of assertion of, material noncompliance with any material Permits and to the Knowledge of the Company no condition or state of facts exists that would provide a basis for any such assertion. The Company has taken all necessary action to maintain each Permit, except to the extent that could not have been reasonable to predict that the omission of such actions could result in the loss of such Permit. No loss or expiration of any material Permit has been threatened in writing or is to the Knowledge of the Company pending or reasonably foreseeable (other than expiration upon the end of any term). No shareholder or former shareholder of the Company or its Affiliates owns or has any direct or indirect interest or right under any material Permit.
(b)
    Except as set forth on Schedule 4.14(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have maintained and complied with, and currently maintain and are in compliance with, their respective registries before the Comisión Nacional para la Protección y Defensa de los Usuarios de Servicios Financieros (“CONDUSEF”) to maintain the legal status of non-banking financial company, which includes but is not limited to, the registry before the Financial Services Providers Registry maintained by the CONDUSEF and any other procedures or notices that, as appropriate, should be conducted or filed, including the performance of any actions or filings before the registries managed by CONDUSEF as well as any registries, notices or other filings required under applicable Law to be filed before the Comisión Nacional Bancaria y de Valores. To the Knowledge of the Company, there are no circumstances that would trigger any such registration to be revoked, cancelled, suspended, varied or not renewed.
4.15
    Taxes. Except as set forth on Schedule 4.15 of the Company Disclosure Schedule:
(a)
    The Company and its Subsidiaries have filed (taking into account any valid extensions) all Tax Returns required to be filed by the Company and its Subsidiaries. The Company has made available to Buyer true, correct and complete copies of all income and other material Tax Returns for all periods beginning after December 31, 2010.
(b)
    All Taxes due and payable by the Company and its Subsidiaries have been paid and/or offset in full.
(c)
    No extensions or waivers of statutes of limitations have been given or requested with respect to any income and other material Taxes of the Company or its Subsidiaries. Except as set forth in Schedule 4.15(c), the five-year statute of limitations period has not been interrupted as a result of any of the assumptions established in article 67 of the Mexican Federal Fiscal Code.
(d)
    To the extent required under applicable Law, the most recent Unaudited Financial Statements for the Company and its Subsidiaries reflect an adequate and funded reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such Financial Statements. Since the date of the most recent Financial Statements, the Company and its Subsidiaries have not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent with past practice. There are no Liens (other than Permitted Liens) for Taxes and there are no ongoing Tax Proceedings by any Tax authority against the Company or any of its Subsidiaries.
(e)
    Neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation, tax allocation agreement or similar agreement or arrangement with respect to Taxes.
(f)
    Neither the Company nor any of its Subsidiaries has been a member of a consolidated or unitary Tax group of Persons or has any liability for the Taxes of any other Person as a transferee, by contract, by law, or for any other reason (in each case, other than any customary Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax). Except as set forth in Schedule 4.15(g), no Subsidiary of the Company is a resident for tax purposes of any jurisdiction other than Mexico.
(g)
    All Related Party transactions carried out by the Company and its Subsidiaries comply in all material respects with arm’s length principles and the Company and its Subsidiaries have duly and fully complied with all transfer pricing regulations as per applicable Law.
(h)
    All Taxes which the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, if any, independent contractor, service provider, distributor, agent (comisionista) or advisor (including all amounts required to be withheld from wages, salaries and other payments to such persons), creditor or other third party have been withheld and paid, and the Company and its Subsidiaries are not liable for any arrears of wages or any Taxes for failure to withhold.
(i)
    The Company and its Subsidiaries have retained, for the period required by applicable Law, all tax, accounting and corporate records required by applicable Law to support any tax or accounting position, filing or claim that has been made by the Company and its Subsidiaries with respect to Taxes imposed by any jurisdiction in which the same is liable to Tax.
(j)
    No Governmental Authority has proposed, or, to the Knowledge of the Company, is threatening to propose, any material adjustment to any item with respect to Taxes.
4.16
    Employee Benefits; Employment and Labor Matters.
(a)
    Neither the Company nor its Subsidiaries has any employees.
(b)
    Schedule 4.16(b) of the Company Disclosure Schedule contains a list of all Persons who directly or indirectly provide services to the Company or its Subsidiaries through one or more service companies (the “Service Providers”) (including full and part-time employees, independent contractors, consultants, freelancers or other Persons, whether of the Company, its Subsidiaries or the Service Providers) indicating job title, years of service, benefits, current monthly salary or consideration, and any other amounts payable in cash or property to such Person (the “Outsourced Personnel”). Neither the Company nor any of its Subsidiaries has been since December 31, 2011 the employer of an individual or, other than with respect to Contracts with any of the Persons listed on Schedule 4.16(b) of the Company Disclosure Schedule, is a party to any Contract pursuant to which an individual provides subordinated employment or consulting services.
(c)
    Schedule 4.16(c)(i) of the Company Disclosure Schedule contains a list of each material benefit, loans granted by the Company, any of its Subsidiaries or any Service Provider, retirement, employment, compensation, variable compensation, incentive, commissions, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off and fringe-benefit agreement, plan, policy and program, whether or not reduced to writing, in effect and covering one or more current or former Outsourced Personnel, current or former directors of the Company or any of its Subsidiaries or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to in respect to the Outsourced Personnel by the Company, any of its Subsidiaries or the Service Providers, or under which the Company, any of its Subsidiaries or the relevant Service Providers have any material liability for premiums or benefits, which are a complete and correct lists of all Benefit Plans (as listed on Schedule 4.16(c) of the Company Disclosure Schedule, each, a “Benefit Plan”). True and correct copies of each Labor and Employment Agreement and Benefit Plan have been delivered to Majority Buyer. The Company, its Subsidiaries and the Service Providers comply, and have always complied, with all Labor and Employment Agreements and Benefit Plans and such Labor and Employment Agreements and Benefit Plans comply with all provisions of Law. Except as set forth on Schedule 4.16(c)(ii) of the Company Disclosure Schedule, the consummation by the Company of the transactions contemplated by the Transaction Documents will not give rise to any liability under any Benefit Plan, or accelerate the time of payment or vesting, or increase or require the funding, of any amount of remuneration, compensation or benefits due to any employee, director, union, group or category of employees, employees association, former employee, director, officer, consultant, agent, independent contractor, apprentice, contingent worker, leased employee, temporary employee, or other individual service provider of any of the Company, its Subsidiaries or the Service Providers, in each case under any Benefit Plan or otherwise. The Company, its Subsidiaries and the Service Providers (in respect of Outsourced Personnel) do not have any pension plan nor are they required to make any pension payments other than statutory pension payments pursuant to applicable Law.
(d)
    Except as set forth in Schedule 4.16(d)(i) of the Company Disclosure Schedule, none of the Company, its Subsidiaries or the Service Provider are party to, or are bound by, any collective bargaining or other agreement with a labor organization representing any of the Outsourced Personnel and to the Knowledge of the Company, any partners’ agreement or incorporation of any company or organization incorporated with the purpose to regulate any labor matter or employee affairs of the Company, its Subsidiaries or the Service Providers). Except as set forth in Schedule 4.16(d)(ii) of the Company Disclosure Schedule, there has not been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company, its Subsidiaries or the Service Providers nor any matters relating to any written notice on alleged violations of any applicable Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the Secretaría del Trabajo y Previsión Social, Junta Federal y/o Local de Conciliación y Arbitraje, Procuraduría Federal y/o Local de la Defensa del Trabajo or any similar Governmental Authority, organizational activity or other labor or employment dispute against or affecting the Company or its Subsidiaries or the Outsourced Personnel. The Company, its Subsidiaries and the Service Providers, as applicable, maintain good relations with the Outsourced Personnel, taken as a whole, and to the Knowledge of the Company, no Outsourced Personnel has intentions to terminate his or her service relationship with Company, its Subsidiaries or the Service Providers, as applicable, as a result of the transactions contemplated herein.  The Company, its Subsidiaries and the Service Providers, as applicable, maintain good relations with each labor organization with which they have entered into a collective bargaining agreement, and to the Knowledge of the Company, such relations will not be adversely affected as a result of the transactions contemplated herein. With respect to the Company and its Subsidiaries, no key officer or director intends to terminate their relationship with the Company or any of its Subsidiaries.
(e)
    Except as set forth on Schedule 4.16(e) of the Company Disclosure Schedule, as a result of the consummation of the transactions contemplated in this Agreement, no liability shall result under any Benefit Plan, and there will be no increase, acceleration or vesting in respect of any compensation or benefits of any Person or require the funding, of any amount of remuneration, compensation or benefits due to any employee, director, union, group or category of employees, employees association, former employee, director, officer, consultant, agent, independent contractor, apprentice, contingent worker, leased employee, temporary employee, or other individual service provider of any of the Company, its Subsidiaries or the Service Providers. No Person benefiting from any Labor and Employment Agreement or Benefit Plan is or will become entitled to post-employment benefits of any kind payable by the Company, its Subsidiaries or the Service Providers. All contributions required to be made by the Company, its Subsidiaries or the Service Providers on or prior to the Closing Date in connection with any Labor and Employment Agreement or Benefit Plan have been made and none of the Company, its Subsidiaries or the Service Providers have any unfunded liabilities pursuant to any Benefit Plan. All loans (other than Loans) conferred to any of the Outsourced Personnel have always been and are in compliance with applicable Law.
(f)
    The Company, its Subsidiaries and, to the Knowledge of the Company, the Service Provider (in respect of the Outsourced Personnel) are, and since December 31, 2011 have been, in compliance in all material respects with all applicable Laws respecting labor, employment, terms and conditions of employment, worker’s compensation, occupational safety and health requirements, overtime (extra hours), profit-sharing benefits, vacations, fringe benefits, severance payments (and interests thereon), payment of salary, disability rights or benefits, apprenticeships, social security quotas or other amounts which as of the date hereof are required by applicable Law to be deducted and remitted to any Governmental Authority in connection with the Outsourced Personnel; provided that any such non-compliance for which all liabilities were fully discharged prior to January 1, 2013 shall not be required to be listed in the Company Disclosure Schedules.
(g)
    Except as required by applicable Law (including, for the avoidance of doubt, any payments made pursuant to a Contract with any of the Persons listed on Schedule 4.16(b) of the Company Disclosure Schedule that are required by applicable Law), neither the Company nor any of its Subsidiaries has any current or potential liability in respect of any severance, post-employment or post-service life, health, medical or other welfare benefits to any of the Persons listed on Schedule 4.16(b) of the Company Disclosure Schedule, or beneficiaries or dependents thereof (excluding, for the avoidance of doubt, liabilities related to benefits provided in the ordinary course during the term of employment).
(h)
    Except as set forth on Schedule 4.16(h) of the Company Disclosure Schedule, there is no pending, or to the Knowledge of the Company, threatened material claim, complaint, charge or investigation for any violation under any labor Law in connection with the Company, its Subsidiaries or the Outsourced Personnel or any threat against the Company, its Subsidiaries or to the Knowledge of the Company, the Service Providers in connection with the compliance by the Company, its Subsidiaries or the Service Providers (solely in respect of the Outsourced Personnel) of any applicable labor or social security Law or in connection with or related to any labor and/or social security matters, including any claims relating to employment, labor, social security matters, payroll taxes, occupational matters, health and safety in the workplace, work-related illnesses or accidents, categorization or recognition of contractors as employees, equal employment opportunity, nondiscrimination, immigration, wages, hours, collective bargaining, profit sharing, in each case involving its current or former employees, group or category of employees, employees’ association or union, directors, officers, consultants, agents, independent contractors, apprentices, contingent workers, or leased or temporary employees.
4.17
    Intellectual Property.
(a)
    Schedule 4.17(a) of the Company Disclosure Schedule contains a list of all (i) patents and patent applications, (ii) registered trademarks, service marks, trade names, logos, trade dress, and slogans and applications to register any of the foregoing, (iii) registered copyrights and applications for copyright registration and (iv) domain name registrations, owned by the Company and its Subsidiaries and used in the conduct of the Business as presently conducted. Each item of Intellectual Property required to be listed in Schedule 4.17(a) of the Company Disclosure Schedule is free and clear of any Lien (other than Permitted Liens), to the Knowledge of the Company, valid and enforceable, and, to the extent applicable, subsisting.
(b)
    Except as set forth on Schedule 4.17(a) of the Company Disclosure Schedule, the Company or one of its Subsidiaries either owns or has valid licenses or other rights to use all Intellectual Property used in the Business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the Business. No Intellectual Property required to be listed on Schedule 4.17(b) of the Company Disclosure Schedule is subject to any Proceeding or outstanding any judgment, ruling, order or decree of any Governmental Authority or arbitration tribunal restricting the use, transfer or licensing thereof by the Company or its Subsidiaries, except for any rulings in Proceedings related to the prosecution of applications required to be listed on Schedule 4.17(b) of the Company Disclosure Schedule.
(c)
    To the extent that any Intellectual Property material to the conduct of the Business as presently conducted and owned by the Company or its Subsidiaries has been developed or created by employees or independent consultants for the Company or its Subsidiaries, the Company, its Subsidiaries or the Service Providers, as applicable, have either (i) obtained sole ownership of such Intellectual Property for the Company or its applicable Subsidiary by operation of law or (ii) executed valid and effective written agreements with such employees or independent consultants with respect thereto, whereby either the Company or its applicable Subsidiary (A) are the sole owners of, or (B) have obtained a license to, all of such third party’s Intellectual Property in such work, material or invention by operation of Law or by valid assignment, to the fullest extent it is legally possible to do so. Each current and former employee or independent consultant of the Company, its Subsidiaries or the Service Provider that has developed or created any Intellectual Property for Company or its Subsidiaries that is material to the conduct of the business of the Company or any of its Subsidiaries has executed an appropriate proprietary information, confidentiality or non-disclosure agreement.
(d)
    The Company and its Subsidiaries use commercially reasonable measures to protect their confidential information and trade secrets. No such material confidential information has been disclosed or permitted to be disclosed to any Person (except in the ordinary and normal course of business pursuant to confidentiality obligations to which the Company or one of its Subsidiaries is the beneficiary and able to enforce). The Company and its Subsidiaries have documentation and internal policies relevant to its confidential information that detail and identify and explain its proper use.
(e)
    There are no royalties, fees or other payments payable by the Company or its Subsidiaries to any Person by reason of the ownership, development, use, license, sale or disposition of the Intellectual Property owned by the Company or its Subsidiaries, other than those identified on Schedule 4.17(e) of the Company Disclosure Schedule and except for payments related to prosecution of applications for registration.
(f)
    The operation of the Business, including the design, development, marketing and sale of the Company’s and its Subsidiaries’ products or services, does not, to the Knowledge of the Company, (i) infringe any patent of any third party, or (ii) infringe on any other Intellectual Property rights of any third party, in each case under any applicable Laws.
(g)
    Neither the Company nor any of its Subsidiaries has received any written notice or claim and, to the Knowledge of the Company, there are no other overt threats from any third party, that (i) the operation of the Business by the Company and its Subsidiaries, or any of their respective acts, products or services, infringes the Intellectual Property of any third party under any applicable Laws or (ii) challenges the validity, effectiveness or ownership by the Company or its Subsidiaries of any Intellectual Property owned by the Company or its Subsidiaries.
(h)
    Schedule 4.17(h) of the Company Disclosure Schedule sets forth a true, correct and complete list of software owned by the Company or its Subsidiaries and material to the conduct of the Business as presently conducted (“Company Proprietary Software”).
(i)
    The Company Proprietary Software is owned by the Company or one of its Subsidiaries free and clear of all Liens (excluding licenses and related restrictions). Neither the Company nor any of its Subsidiaries has received written notice or claim or, to the Knowledge of the Company, any other overt threat from any third party claiming any right, title or interest in or to the Company Proprietary Software.
(j)
    Except as set forth in Schedule 4.17(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted rights in the source code of the Company Proprietary Software to any third party; and to the Knowledge of the Company the use of the Company Proprietary Software does not breach any terms of any license or other contract between the Company or its Subsidiaries, on the one hand, and any third party, on the other hand.
(k)
    To the Knowledge of the Company, no open source software is or has been incorporated or otherwise integrated into, aggregated, compiled or distributed with the Intellectual Property of the Company in a manner that would obligate the Company or its Subsidiaries to disclose or compulsorily license any of the Company Proprietary Software.
(l)
    To the Knowledge of the Company, the Company Proprietary Software does not contain any errors that would cause a Material Adverse Effect.
4.18
    Insurance. Schedule 4.18(a) of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies maintained by the Company and related to the assets, business, operations, employees, officers and directors of the Company and its Subsidiaries. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all material assets of the Company and its Subsidiaries (other than loan assets) are covered by valid insurance policies, such policies are in full force and effect and all premiums due and payable on such insurance policies in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations and with an ownership structure similar to that of the Company and its Subsidiaries, taken as a whole. As of the Execution Date, no written notice has been received by the Company that would reasonably be expected to be followed by a written notice of cancellation, alteration of coverage or non-renewal of any such insurance policy, and, to the Knowledge of the Company, there are no facts that would reasonably be expected to result in any cancellation, alteration of coverage or non-renewal of any such insurance policy. Except as set forth in Schedule 4.18(b) of the Company Disclosure Schedule, there exist no claim in excess of $50,000 relating to any insurance policy. There are no pending claims as to which insurers are defending under reservation of rights or have denied liability, there are no circumstances which would enable any insurer to avoid liability under any of such insurance policies
4.19
    Affiliate Transactions.
(a)
    Except as set forth on Schedule 4.19(a) of the Company Disclosure Schedule, no director, manager or officer of the Company or any of its Subsidiaries, or any direct or indirect holder of more than 5% of the outstanding shares of the Company’s outstanding capital stock, nor any of their respective Affiliates: (a) is a party to any Contract with the Company or any of its Subsidiaries, (b) owns or leases any material asset, property or right which is used by the Company or any of its Subsidiaries or (c) has any material interest in any third party that transacts business with the Company or any of its Subsidiaries. The Business is solely and entirely conducted, developed and exploited through the Company and its Subsidiaries.
(b)
    Except as set forth in Schedule 4.19(b) of the Company Disclosure Schedule, no director, manager or officer of the Company or any of their respective Affiliates has any direct or indirect ownership or other interest in any Person with which the Company or its Subsidiaries competes or has a business relationship. As of the Closing Date, no director, manager or officer of the Company has any amount due from the Company, other than accounts payable under any existing service agreements executed with the Company, or the reimbursement of previously incurred out-of-pocket expenses in accordance with the policies and procedures of the Company and its Subsidiaries.
(c)
    All transactions required to be listed on Schedule 4.19 of the Company Disclosure Schedule have been conducted on market terms and on arms’-length basis.
4.20
    Foreign Corrupt Practices. Neither the Company, its Subsidiaries, nor any of the their respective directors, officers, employees, agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign Governmental Authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company, a Subsidiary or any of their Affiliates in obtaining or retaining business for or with, or directing business to, any Person. Neither the Company, its Subsidiaries nor any of their respective directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Law. Neither the Company, any of its Subsidiaries, or, to the Company’s Knowledge, any of their respective officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption Law.
4.21
    Brokers’ Fee. Except as set forth on Schedule 4.21 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries.
4.22
    Bank Accounts. Schedule 4.22 of the Company Disclosure Schedule sets forth a correct and complete list showing the name of each bank in which the Company and each of its Subsidiaries has an account or safe deposit box and the names of all Persons authorized to draw on the account or to have access to the safety deposit box.
4.23
    Privacy and Data Security.
(a)
    The Company and each of its Subsidiaries (i) is and, since January 1, 2011, has been, in compliance in all material respects with all Privacy Laws governing the receipt, collection, use, storage, processing, sharing, security disposal, disclosure, or transfer of Personal Information that is collected or possessed by or otherwise subject to the control of the Company’s or its Subsidiaries’ policies regarding privacy and data security, including all privacy policies and similar disclosures published on the Company’s or its Subsidiaries’ websites or otherwise communicated to third parties, and (ii) has implemented and maintained measures sufficient to provide reasonable assurance that the Company and its Subsidiaries comply with such Privacy Laws and that neither the Company nor its Subsidiaries will acquire, fail to secure, share or use such Personal Information in a manner inconsistent with (A) such Privacy Laws, (B) any notice to or consent from the provider of Personal Information, (C) any policy adopted by the Company or its Subsidiaries, (D) any Contract to which the Company or its Subsidiaries are party that is applicable to such Personal Information, and (E) any privacy policy or privacy statement from time to time published or otherwise made available by the Company or its Subsidiaries to the Persons to whom the Personal Information relates.
(b)
    With respect to all Personal Information collected by the Company and its Subsidiaries, such Person has at all times taken steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technical and physical security of such Personal Information. The Company and each of its Subsidiaries has commercially reasonable safeguards in place to protect Personal Information in its possession or control from unauthorized access or disclosure, including by its officers, employees, independent contractors and consultants. There has been no unauthorized access to, disclosure of, or other misuse of any Personal Information.
(c)
    Neither the Company nor its Subsidiaries has received any written notice of any claims, investigations, or alleged violations of Privacy Laws with respect to Personal Information collected or possessed by or otherwise subject to the control of the Company.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYERS
Each Buyer hereby represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:
5.1
    Organization; Qualification. Such Buyer is a legal entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which it is, or will be, a party or to materially impair the its ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
5.2
    Authority; Enforceability.
(e)
    Such Buyer has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to consummate the transactions contemplated thereby. The execution and delivery by such Buyer of the Transaction Documents to which it is, or will be, a party, and the consummation by it of the transactions contemplated thereby, have been duly and validly authorized by such Buyer, and no other corporate, limited liability company, limited partnership or other similar proceedings on the part of such Buyer are necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated the Transaction Documents to which it is, or will be, a party.
(f)
    The Transaction Documents to which such Buyer is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by such Buyer, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which such Buyer is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.
5.3
    Non-Contravention. The execution, delivery and performance of the Transaction Documents to which such Buyer is, or will be, a party by such Buyer and the consummation by such Buyer of the transactions contemplated thereby does not and will not: (a) result in any breach of any provision of the Organizational Documents of such Buyer; (b) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which such Buyer is a party or by which any property or asset of such Buyer is bound or affected; or (c) assuming compliance with the matters referred to in Section 5.4, violate any Law to which such Buyer is subject or by which any of such Buyer’s properties or assets is bound, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Buyer is, or will be, a party or to materially impair such Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
5.4
    Governmental Approvals. No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by such Buyer of the transactions contemplated by the Transaction Documents to which it is a party, other than (a) approval of the Mexican Comisión Federal de Competencia Económica (Federal Competition Commission), (b) filings with the Mexican Comisión Nacional de Inversiones Extranjeras (National Foreign Investment Commission), the Mexican Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, the Mexican Comisión Nacional para la Protección y Defensa de los Usuarios de Servicios Financieros (National Commission for the Protection and Defense of Financial Services Users) with respect to the transactions contemplated by the Transaction Documents, and (c) such other declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Buyer is, or will be, a party or to materially impair such Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
5.5
    Legal Proceedings. There are no Proceedings pending or threatened against such Buyer, except such Proceedings as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Buyer is, or will be, a party or to materially impair such Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
5.6
    Matters Relating to Acquisition of the Acquired Interests.
(f)
    Such Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Interests and is capable of bearing the economic risk of such investment. Such Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. Such Buyer is acquiring the Acquired Interests for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Acquired Interests. Such Buyer does not have any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Acquired Interests. Such Buyer acknowledges and understands that (i) the acquisition of the Acquired Interests has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Acquired Interests will, upon its sale by such Buyer, be characterized as “restricted securities” under United States state and federal securities laws. Such Buyer agrees that, to the extent applicable, the Acquired Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable United States state and federal securities laws.
(g)
    Such Buyer acknowledges that it has had an opportunity to ask questions and receive answers from the Sellers regarding the terms and conditions of the offering of the Acquired Interests and the business, properties, prospects, and financial condition of the Company (to the extent the Sellers possessed such information). The foregoing, however, does not modify the representations and warranties of Parent, the Sellers and the Company in Article III and Article IV and such representations and warranties constitute the sole and exclusive representations and warranties of Parent, the Sellers and the Company to such Buyer in connection with the transactions contemplated by this Agreement.
5.7
    Bankruptcy; Solvency. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by, or threatened against such Buyer. Assuming the accuracy of the representations and warranties set forth in Article III and Article IV, immediately after giving effect to the transactions contemplated by this Agreement, each Buyer, the Company and its Subsidiaries, will (a) be able to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) as they come due, (b) own property that has a fair saleable value greater than the amounts required to pay their respective debts (include a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company and/or its Subsidiaries. In connection with the transaction contemplated hereby, neither Buyer has incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.
5.8
    Brokers’ Fee. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Buyer.
ARTICLE VI

COVENANTS OF THE PARTIES
6.1
    Conduct of Business.
(g)
    From the Execution Date until the Closing or termination of this Agreement as provided in Section 9.1 (such period, the “Interim Period”) except as (i) contemplated or otherwise provided by the terms of this Agreement, (ii) described in Schedule 6.1 of the Seller Disclosure Schedule, (iii) consented to or approved in writing by the Majority Buyer (which shall not be unreasonably withheld, conditioned or delayed) or (iv) required by applicable Law, Holdings shall (solely with respect to the Company), and shall cause the Company to, and the Company shall and shall cause its Subsidiaries to, conduct their respective operations in the ordinary course of business and in material compliance with all applicable Laws. In addition, during the Interim Period, Parent shall fund, or cause to be funded by its controlled Affiliates, a minimum of Ps$50,000,000 per month, in the form and manner consistent with past practice, to the Company to support the operations of the Company and its Subsidiaries, which amounts shall be reflected as principal amount in the Parent Loan Financing Note in Dollars at Closing (using the Exchange Rate as of the date of each such funding). At the Closing, Parent shall provide Majority Buyer a statement setting forth the date(s) of such funding(s) and each Exchange Rate with respect thereto.
(h)
    Without limiting the generality of Section 6.1(a) and except as (1) contemplated or otherwise provided by the terms of this Agreement, (2) described in Schedule 6.1 of the Seller Disclosure Schedule, (3) consented to or approved in writing by the Majority Buyer (which shall not be unreasonably withheld, conditioned or delayed) or (4) required by applicable Law, during the Interim Period, Holdings shall not (solely with respect to the Company), and shall cause the Company not to and the Company shall not and shall cause its Subsidiaries not to:
(xxiii)
    issue, sell, deliver, repurchase, redeem or otherwise retire, any Equity Securities in the Company or any of its Subsidiaries, including under the Put Option Agreements;
(xxiv)
    terminate, amend, modify, extend or change, or waive, release, grant, close out or transfer any rights under the Waiver Letters;
(xxv)
    declare, set aside, make or pay any dividends, including in respect of the issued and outstanding shares in the capital of the Company or any of its Subsidiaries;
(xxvi)
    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization, or other reorganization of the Company or any of its Subsidiaries;
(xxvii)
    other than as required pursuant to any Organizational Documents of the Company or its Subsidiaries, (A) with respect to the Company and each of its Subsidiaries, (i) create, incur, guarantee, or assume any indebtedness for borrowed money (other than pursuant to the terms of the Operating Debt in in effect as of the date hereof) or (ii) otherwise become liable or responsible for the obligations of any other Person; (B) with respect to the Company and each of its Subsidiaries, make any loans, advances, or capital contributions to, or investments in, any other Person other than Eligible Loans in the ordinary course of business; (C) mortgage or pledge any of the assets of the Company or any of its Subsidiaries, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens); or (D) enter into or amend any Contract relating to Debt of the Company or any of its Subsidiaries;
(xxviii)
    other than in the ordinary course of business, acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any material assets of the Company or any of its Subsidiaries;
(xxix)
    purchase any securities or ownership interests of, or make any investment in any Person, other than ordinary course overnight investments consistent with the cash management policies of the Company or any of its wholly owned Subsidiaries;
(xxx)
    enter into, modify, amend, terminate or waive any rights under any arrangement that is required to be disclosed on Schedule 4.19 of the Company Disclosure Schedule on or would be required to be disclosed on Schedule 4.19 of the Company Disclosure Schedule if such arrangement was in effect on the Execution Date;
(xxxi)
    except in the ordinary course of business consistent with past practice, terminate, amend, modify, extend or change, or waive, release, grant, close out or transfer any material rights under, any Material Contract or enter into any contract that would constitute a Material Contract (other than withholding agreements (“convenios”) and loans to employees of Governmental Authorities) if it was in effect as of the date hereof;
(xxxii)
    enter into any contract which involves payments to or by the Company or any of its Subsidiaries in excess of $50,000 that cannot be terminated with 90 days’ notice without cost to the Company or any of its Subsidiaries;
(xxxiii)
    make any material increase in the compensation or benefits of any employee, officer, contractor, consultant or director of the Company or any of its Subsidiaries, other than salary raises and other changes in compensation in the ordinary course of business;
(xxxiv)
    hire or offer to hire any new employees or officers of the Company or any of its Subsidiaries with total annual compensation greater than $50,000;
(xxxv)
    other than in the ordinary course of business or as required on an emergency basis or for the safety of individuals or the environment, make any capital expenditures in excess of Ps$2,500,000 individually or in the aggregate;
(xxxvi)
    acquire any business or enter into any joint venture, whether by merger, consolidation, purchase of assets or equity interests or any other manner;
(xxxvii)
    settle or compromise any suit, action or claim for an amount in excess of $50,000 or any such action that is not settled solely for monetary damages;
(xxxviii)
    other than in the ordinary course of business or as may be required by applicable Law or pursuant to the terms of any Benefit Plan or other employee benefit plan, policy, program or agreement in effect on the date hereof, (i) enter into, adopt, amend or terminate any Benefit Plan (other than in connection with new hires or promotions); or (ii) pay to any director, officer, or employee any material benefit not required by any Benefit Plan as in effect on the Execution Date;
(xxxix)
    make, change or modify any material Tax elections in a manner that could have a materially adverse effect on Buyers, the Company or its Subsidiaries in a post-Closing period, other than as required by a change in applicable Law;
(xl)
    change or modify the current underwriting, collection or lending business standards and practices of the Company and its Subsidiaries, other than as required by a change in applicable Law;
(xli)
    change or modify any material accounting policies, including reclassifying any general ledger entries and accounting policies and transactions with any Related Party of the Company and its Subsidiaries, other than as required by Mexican GAAP or a change in applicable Law; or
(xlii)
    agree or commit to take any of the actions described above.
(i)
    For the avoidance of doubt, (i) the Parties hereto acknowledge and agree that during the Interim Period the Minority Holders shall not exercise their outstanding rights under the Put Option Agreements, and (ii) the Company and its Subsidiaries may draw down on any Contracts evidencing Operating Debt for the sole purpose of funding Eligible Loans, in each case as such Contract is in effect as of the Execution Date.
6.2
    Notice of Certain Events. Each Party shall promptly notify the other Parties of:
(f)
    any event, condition or development that has resulted in the inaccuracy or breach of any representation or warranty, covenant or agreement contained in this Agreement made by or to be complied with by such notifying Party at any time during the term hereof and that would reasonably be expected to result in any of the conditions set forth in Article VIII not to be satisfied;
(g)
    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Transaction Documents; and
(h)
    any Proceedings commenced, or notice or other communication from any Governmental Authority, that would be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents or materially impair the notifying Party’s ability to perform its obligations under the Transaction Documents.
6.3
    Access to Information.
(d)
    During the Interim Period, Holdings shall cause the Company to, and the Company shall (and shall cause its Subsidiaries to) (i) give Majority Buyer and its Representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, for the purpose of familiarizing itself with the Company for transition purposes, but only to the extent that the Company or its Subsidiaries, as applicable, may do so without violating any obligations to any third party and to the extent that the Company or its Subsidiaries, as applicable, has the authority to grant such access without breaching any legal restrictions binding on it, (ii) furnish to Majority Buyer and its Representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (iii) provide the Majority Buyer with bank statements of the Company’s and its Subsidiaries’ cash accounts on a weekly basis (or with such other information if mutually agreed thereto between Majority Buyer and Holdings). Notwithstanding the foregoing, Holdings shall not be required to cause the Company, and the Company shall not be required to, nor shall it be required to cause its Subsidiaries to, grant access or furnish information to Majority Buyer or any of Majority Buyer’s Representatives to the extent that such information (A) is subject to an attorney/client or attorney work product privilege or (B) relates to individual medical histories.
(e)
    The access granted to Majority Buyer under this Section 6.3 shall be limited to the Company’s normal business hours, and Majority Buyer’s investigation shall be conducted in a manner that does not unreasonably interfere with the operation of the Company. Majority Buyer shall (i) coordinate its access rights with the Company to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Company or its Subsidiaries and (ii) abide by the Company’s and its Subsidiaries’ safety rules, regulations, and operating policies while conducting its investigation of such the Company. Notwithstanding the foregoing, Majority Buyer shall not be entitled to perform any intrusive or subsurface investigation or other sampling of, on or under any of the properties of the Company or its Subsidiaries without the prior written consent of Holdings.
(f)
    Majority Buyer acknowledges that, pursuant to its right of access, Majority Buyer will become privy to confidential and other information of the Company and its Subsidiaries and that such confidential information (which includes Majority Buyer’s conclusions with respect to its evaluations) shall be held confidential by Majority Buyer in accordance with the terms of the Confidentiality Agreement and any applicable privacy Laws regarding personal information.
6.4
    Governmental Approvals and Filings.
(d)
    The Parties will cooperate with each other and use commercially reasonable efforts to obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained and to make any filings with or notifications or submissions to any Governmental Authority that are necessary in order to consummate the transactions contemplated by the Transaction Documents and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters.
(e)
    Without limiting Section 6.4(a), as soon as practicable following the Execution Date, but in no event later than fifteen Business Days following the Execution Date, the Parties shall make such filings as may be required by the Mexican Comisión Federal de Competencia Economica (Federal Competition Commission) with respect to the transactions contemplated by the Transaction Documents. Thereafter the Parties shall file as promptly as practicable all reports or other documents required or requested by the Mexican Comisión Federal de Competencia Economica (Federal Competition Commission) with respect to the transactions contemplated by the Transaction Documents or to the Parties or the markets where they are active. Each Party shall cause their respective counsel to furnish each other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the Parties’ preparation of foregoing filings or submissions; provided, however, that Majority Buyer and its counsel shall control all such filings. Each Party shall cause their counsel to supply to each other Party copies of the date stamped receipt copy of the filings or submissions required by the Mexican Comisión Federal de Competencia Economica (Federal Competition Commission) with respect to the transactions contemplated by the Transaction Documents. The Buyers shall pay the statutory filing fee associated with obtaining the necessary approvals of the Mexican Comisión Federal de Competencia Economica (Federal Competition Commission) with respect to the transactions contemplated by the Transaction Documents. Buyer and Seller shall jointly approve (which approval shall not be unreasonably withheld, conditioned or delayed) in advance the content of any such filings, applications, notices or reports. Each Party shall use commercially reasonable efforts to allow the other Parties to participate in any formal communication (including meetings or conference calls) with the staff of the Mexican Comisión Federal de Competencia Economica (Federal Competition Commission).
(f)
    The Parties agree to cooperate with each other and use commercially reasonable efforts to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) of any Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by the Transaction Documents. Notwithstanding anything herein to the contrary, (i) none of the Buyers or their Subsidiaries, the Sellers, the Company or any of its Subsidiaries shall be required to take any of the following actions (each, a “Divestiture Action”): (A) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of such Party or its Affiliates; (B) terminating existing relationships, contractual rights or obligations of such Party or its Affiliates; (C) terminating any venture or other arrangement; (D) creating any relationship, contractual rights or obligations of such Party or its Affiliates; or (E) effectuating any other change or restructuring of such Party or its Affiliates (or, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Governmental Authority in connection with any of the foregoing).
(g)
    Upon the Closing, the Parties, as applicable, shall make such filings as are required pursuant to applicable Law before the Mexican Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission), the Mexican Comisión Nacional para la Protección y Defensa de los Usuarios de Servicios Financieros (National Commission for the Protection and Defense of Financial Services Users) and the Mexican Comisión Nacional de Inversiones Extranjeras (National Foreign Investment Commission) and the Mexican Comisión Federal de Competencia Economica (Federal Competition Commission). For such purposes, the Company will have the necessary electronic codes (claves electrónicas) to submit such filings relating to any change of the Company shareholders’ structure and/or change of control report, as well as any changes to the composition of the board of directors and the compliance officer, if applicable.
6.5
    Indemnification of Officers, Directors and Equityholders.
(h)
    The Buyers agree that all rights of the directors, officers or employees of the Company and any of its Subsidiaries (collectively, the “D&O Indemnified Persons”) to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the respective governing documents of the Company or any Subsidiary as in effect as of the date hereof, and any indemnification agreements or arrangements of the Company or any Subsidiary that are set forth in Schedule 6.5 of the Company Disclosure Schedule (as such schedule is set forth on the date hereof and as such agreements are in effect as of the date hereof) shall survive the Closing Date and shall continue in full force and effect in accordance with their terms (the “D&O Rights”). The Buyers shall not, and shall cause the Company and its Subsidiaries not to, amend, or otherwise modify such rights or agreements in any manner that would adversely affect the D&O Rights of the D&O Indemnified Persons.
(i)
    For not less than six years after the Closing Date, unless otherwise required by applicable Law, the governing documents of the Company and its Subsidiaries shall contain provisions no less favorable to the D&O Indemnified Persons with respect to the indemnification of and advancement of expenses to directors, officers and employees than are set forth in the governing documents of the Company in effect as of immediately prior to the Closing.
(j)
    Prior to the Closing Date, the Company may purchase and pay in full a “tail” prepaid insurance policy with respect to the D&O Indemnified Persons’ existing directors’ and officers’ liability insurance coverage that may provide such directors and officers coverage for six years following the Closing Date (including with respect to acts or omissions occurring in connection with this Agreement and the transactions contemplated hereby on terms with respect to such coverage and amount no less favorable to the D&O Indemnified Persons than those of such policies in effect on the date hereof). The cost of the premiums for such “tail” prepaid insurance, if any, shall be treated as a Company Transaction Expense, to the extent it shall remain unpaid on the Closing Date. The Majority Buyer shall, and shall cause the Company to, maintain such policy in full force and effect from and after the Closing Date. The costs of such insurance coverage, if any, shall constitute Company Transaction Expenses.
(k)
    In the event that the Company or any of its Subsidiaries or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns or the surviving corporation (as applicable) of the Company or any of its Subsidiaries shall assume all of the obligations thereof set forth in this Section 6.5(d).
(l)
    The obligations under this Section 6.5(e) shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Person to whom this Section 6.5(e) applies without the consent of such D&O Indemnified Person (it being expressly understood that (i) the D&O Indemnified Persons to whom this Section 6.5(e) applies shall be third party beneficiaries of this Section 6.5(e) and shall be entitled to enforce the covenants contained herein and (ii) the rights set forth in this Section 6.5(e) are in addition to, and not in substitution of, any other rights to indemnification or contribution that any D&O Indemnified Person may have).
6.6
    Retention of Books and Records. Each Buyer will use its commercially reasonable efforts to retain, or to cause its Affiliates (including the Company) to retain all books, records and other documents pertaining to the Company’s business in existence on the Closing Date and to make the same available after the Closing Date for examination and copying by Holdings or its Representatives, at Holdings’ expense, upon reasonable notice, to the extent Holdings requires such access to comply with Law, inclusive of but not limited to reasonable support of financial statements reporting requirements. Each Buyer agrees that no such books, records or documents will be destroyed by such Buyer or its Affiliates (including the Company) until the later of (a) seven years following the Closing or (b) the expiration of the statute of limitations for the assessment of Taxes in the jurisdiction to which such books, records and documents relate, and that thereafter no such books, records or documents will be destroyed without first advising Holdings in writing and providing to Holdings a reasonable opportunity to obtain possession or make copies thereof at Holdings’ expense.
6.7
    Expenses. Except as otherwise set forth in this Agreement, all costs and expenses incurred by the Sellers in connection with the Transaction Documents and the transactions contemplated thereby (including the Company Transaction Expenses) shall be paid by the Sellers and all costs and expenses incurred by the Buyer in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the Buyers; provided, however, that if any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing Party shall be entitled to reasonable attorneys’ fees and expenses in addition to any other relief to which such Party may be entitled.
6.8
    Cooperation in Litigation. From and after the Closing, upon reasonable request, Majority Buyer and Holdings shall (and shall cause their respective Affiliates to) reasonably cooperate with each other at the requesting Party’s expense in the prosecution or defense of any claim, litigation or other Proceeding arising from or related to the conduct of the Company’s business prior to the Closing and involving one or more third Persons. The Party requesting such cooperation shall pay the reasonable out‑of-pocket expenses incurred in providing such cooperation (including reasonable legal fees and disbursements) by the Party providing such cooperation and by its Affiliates and its and their officers, managers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its Affiliates or its and their officers, managers directors, employees and agents for their time spent in such cooperation. Notwithstanding the foregoing, any Claim, litigation or other Proceeding that is the subject of, or basis for, any indemnification claim pursuant to Article X, and the obligation to cooperate in connection therewith (including paying any fees and disbursements), shall be governed by the terms and conditions of Article X.
6.9
    Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by the Transaction Documents, including using commercially reasonable efforts to cause the closing conditions set forth in Schedule 8.2(g)(ii) of the Company Disclosure Schedule to occur.
6.10
    Public Statements. None of Parent, the Sellers, Buyers or the Company or any of its Subsidiaries shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of, in the case of the Buyers, Holdings, and in the case of Parent, the Sellers, the Company and its Subsidiaries, Majority Buyer; provided, however, that the foregoing shall not restrict disclosures (i) to the extent necessary for a Party to perform this Agreement (including disclosures to Governmental Authorities), provided, each Party shall use commercially reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement, (ii) to the extent required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates, (iii) of the terms of this Agreement by Parent, each Seller and each Buyer, to their respective Representatives or (iv) to the extent such Party has given a reasonable opportunity to review such disclosure prior to its release and no objection is raised.
6.11
    Exclusivity. During the Interim Period, none of Parent, the Sellers or the Company shall (and the Sellers and the Company shall cause their respective Affiliates and Representatives to not), directly or indirectly, (a) solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal, (b) furnish to any Person (other than the Majority Buyer or any designees of the Majority Buyer) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than the Majority Buyer or any of its Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal or any inquiries that would reasonably be expected to lead to an Acquisition Proposal, (c) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, or (d) enter into any contract relating to an Acquisition Proposal. To the extent permitted by applicable Law or confidentiality obligations, Parent, the Sellers and the Company shall (and the Sellers and the Company shall cause their respective Affiliates and Representatives to) promptly notify the Majority Buyer if such Party or any director, executive officer or Representative of any such Party becomes aware of any receipt by any such Party of (i) any Acquisition Proposal, (ii) any request for information that would reasonably be expected to lead to an Acquisition Proposal, or (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, the terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry. Parent, the Sellers and the Company shall (and Parent, the Sellers and the Company shall cause their respective Affiliates and Representatives to), immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than the Majority Buyer and its Affiliates) conducted heretofore with respect to any of the foregoing.
6.12
    Confidentiality.
(c)
    Each Buyer agrees that the Confidentiality Agreement continues to apply and each Buyer is bound by its terms. Upon Closing, the Confidentiality Agreement shall terminate without further action by any Person. If the Closing does not occur, the Confidentiality Agreement shall remain in effect in accordance with and subject to its terms.
(d)
    From and after the Closing for a period of six years, Parent and the Sellers shall, and shall cause their Affiliates and Representatives to, (i) maintain the confidentiality of all Confidential Information, (ii) not use any Confidential Information for any purpose and (iii) not disclose any Confidential Information, in each case except (X) to the extent that disclosure is required by Law or (Y) to enforce its rights under this Agreement or the transactions contemplated hereby or any other contract with the Company or to defend any claim in a proceeding relating to or arising out of this Agreement or the transactions contemplated by this Agreement.  In the event that disclosure is required by Law, Parent and the Sellers, as applicable, will, to the extent legally permissible, provide the Majority Buyer and the Company with prompt written notice thereof and use its reasonable efforts to assist the Company in its efforts to obtain an appropriate protective order at the expense of the Company.  If, failing the entry of a protective order, the Parent or any Seller is advised by legal counsel that such Party is compelled to disclose Confidential Information, such Party may disclose only that portion of Confidential Information as is legally required; provided, that Parent and each Seller agrees to exercise its reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information that is disclosed.  For the avoidance of doubt, Majority Buyer and the Company shall be entitled to seek injunctive and/or other equitable relief for the breach by Parent or a Seller of any covenant set forth in this Section 6.12(b).
6.13
    Non-Competition; Non-Solicitation; No Hire.
(k)
    Non-Competition. In consideration for the payments made by Buyers hereunder and the other substantial direct and indirect benefits received from the transactions contemplated hereby, for a period of three (3) years from the Closing Date (the “Non-Compete Period”), Parent and each of the Sellers set forth on Schedule 6.13(a) of the Company Disclosure Schedule (each, a “Restricted Seller”) shall not, shall cause their respective Affiliates not to, and shall not authorize or encourage any of their respective employees or agents to, engage (whether as a provider of products or services or as an owner, investor, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), directly or indirectly anywhere within Mexico and Colombia, other than pursuant to relationships with Majority Buyer, the Company or their respective Affiliates, in any business activity that is competitive with the business of the Company or any of its Subsidiaries as then conducted or any business activities related thereto, or any business that develops, provides or markets any products or services provided by the Company or any of its Subsidiaries through and as of the Closing Date (any such business, a “Competitive Business”); provided, that ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging, solely by reason thereof, in a Competitive Business.
(l)
    Non-Solicitation and No Hire. As a separate and independent covenant, and in consideration for the payments made by Buyers hereunder and the other substantial direct and indirect benefits received from the transactions contemplated hereby, Parent and each of the Restricted Sellers agree that, during the Non-Compete Period, without the prior written consent of the Majority Buyer, Parent and each Restricted Seller shall not, shall cause their respective Affiliates not to, and shall not authorize or encourage any of their respective employees or agents to, directly or indirectly:
(i)
    (A) hire, employ or engage, or attempt to hire, employ or engage, for or on behalf of itself or any other Person (whether or not a Competitive Business) any of the officers, employees, consultants or independent contractors of any of Majority Buyer, the Company, its Subsidiaries or their respective Affiliates, or any former officers, employees, consultants or independent contractors employed by Majority Buyer, the Company, its Subsidiaries or any of their respective Affiliates during the 12-month period immediately preceding the date of solicitation or hire by Parent, Restricted Sellers or their respective Affiliates, or (B) solicit, persuade or attempt to persuade, or induce or attempt to induce any such officers, employees, consultants or independent contractors to leave the employ of Majority Buyer, the Company, its Subsidiaries or their respective Affiliates, or violate the terms of their contracts or any employment arrangements with Majority Buyer, the Company, its Subsidiaries or their respective Affiliates, including by offering employment to any such Person during such period; or
(ii)
    solicit, persuade or attempt to persuade, or induce or attempt to induce, any customer, borrower, supplier, vendor, service provider, lessor, licensor or other business relation of Majority Buyer, the Company, its Subsidiaries or any of their respective Affiliates into any business relationship that would interfere with the business of any such Person, or otherwise divert or take away from any business with any such Person.
(m)
    Enforcement. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.13 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision, with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
(n)
    Acknowledgment. Parent and each of the Restricted Sellers acknowledge and agree that such Person has independently consulted with its counsel, and after such consultation agrees that: (i) Parent and such Restricted Seller are willing and able to engage in businesses that are not restricted under this Section 6.13 and that enforcement of the restrictive covenants set forth in this Section 6.13 will not be unduly burdensome to Parent or such Restricted Seller; (ii) the covenants set forth in this Section 6.13 (including with respect to subject matter, time period and geographical area) are reasonable and proper and are necessary to protect the Buyers’ interest in, and the value of, the Company and its Subsidiaries (including the goodwill inherent therein, trade secrets and confidential information of the Company and its Subsidiaries); (iii) Parent and the Restricted Sellers are primarily responsible for the creation of such value; (iv) the Buyers would not have consummated the transactions contemplated hereby without the restrictions contained in this Section 6.13 and (v) the non-competition obligation contained in this Section 6.13 does not constitute a temporary or permanent relinquishment or waiver of the exercise of any industry, commerce and/or profession pursuant to Art. 5 of the Mexican Constitution, since the term “Competitive Business” applies only to certain specifically defined services and products, and thus Restricted Sellers will remain free and entitled to engage in other activities within the respective industry, commerce and/or profession. Parent further acknowledges and agrees that, notwithstanding the fact that Parent is not a Restricted Seller, Parent has and will receive substantial benefit as a result of Buyers entering into this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby, as a result of Parent being the indirect owner of Holdings.
(o)
    Relief. The covenants and undertakings contained in this Section 6.13 relate to matters which are of a special, unique and extraordinary character, and Parent and each Restricted Seller acknowledge and agree that a violation of any of the terms of this Section 6.13 will cause irreparable harm to the Buyers, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, Parent and each Restricted Seller each acknowledge and agree that the remedy at Law for any breach of this Section 6.13 will be inadequate. Therefore, Parent and each Restricted Seller each acknowledge and agree that the Buyers will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.13 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 6.13 are cumulative and in addition to any other rights and remedies which the Buyers may have hereunder. The existence of any claim or cause of action by Parent or any Restricted Seller against any of the Buyers, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyers of the restrictive covenants contained in Section 6.13.
6.14
    Use of Proceeds. Parent and the Sellers shall, and Parent shall cause their respective Subsidiaries and Affiliates to, use the Purchase Price to make any and all payments that any of the foregoing Persons are required by contract to pay as a result of the closing of the transactions contemplated by this Agreement and/or receipt of the Purchase Price, including pursuant to any contract for Debt to which any such Person is a party.
6.15
    Cooperation with Financing.
(m)
    Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its and their respective officers, employees and advisors, including legal and accounting advisors, to cooperate with the Buyers as reasonably necessary in connection with the arrangement of any debt financing to be provided to the Buyers to enable the Buyers to consummate the transactions contemplated by the Transaction Documents (the “Debt Financing”) as may be customary and reasonably requested by the Buyers, including using commercially reasonable efforts to (i) furnish the Buyers and any financing sources that are to provide such Debt Financing (such financing sources, together with their respective Affiliates involved in the Debt Financing and their respective successors and assigns, the “Debt Financing Sources”) as promptly as reasonably practicable following the Buyers’ request, with information (other than financial information covered by clause (ii) below) regarding the Company and its Subsidiaries customary for the arrangement of loans contemplated by the Debt Financing, in each case, to the extent reasonably available to the Company or its Subsidiaries and reasonably requested in writing by the Buyers to assist in preparation of customary information documents or rating agency or lender presentations relating to such arrangement of loans, and including all information and data necessary to satisfy the conditions set forth in any commitment letter or fee letter entered into in connection with the Debt Financing or any definitive agreement entered into in respect thereof (collectively, the “Debt Documents”) (other than financial information covered by clause (ii) below), (ii) furnish to the Buyers and the Debt Financing Sources, as promptly as reasonably practicable, all financial statements, pro forma financial statements and other financial data and financial information of the Company and its Subsidiaries that is required under any Debt Document to consummate the Debt Financing on or prior to the time the Debt Financing is to be consummated (including audited, interim and other financial statements and all customary information to be included in a bank information memorandum or customary offering memorandum or otherwise required in connection with the Debt Financing), (iii) participate at reasonable times in a reasonable number of meetings, presentations, and rating agency and due diligence sessions, (iv) assist the Buyers and the Debt Financing Sources in the preparation of (A) customary bank information memoranda, offering memoranda, private placement memoranda and similar documents for any portion of the Debt Financing and (B) customary materials for rating agency presentations, (v) cooperate with the marketing efforts of the Buyers and the Debt Financing Sources with respect to any portion of the Debt Financing, (vi) furnish to the Buyers and the Debt Financing Sources such documentation and other information regarding the business of the Company and its Subsidiaries required with respect to the Debt Financing under any applicable “know your customer” and anti-money laundering rules and regulations, (vii) take all corporate actions reasonably requested by the Buyers to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Buyers at Closing, (viii) execute and deliver any customary credit agreements and pledge and security documents and otherwise reasonably facilitate the granting of a security interest (and perfection thereof) in collateral, guarantees, mortgages, other definitive financing documents or other certificates, customary closing certificates (including a solvency certificate) and documents as may be reasonably requested by the Buyers (provided that no obligation of the Company or any Subsidiary under any such agreement or other financing document shall be effective until the Closing), (ix) obtain customary authorization letters with respect to the bank information memoranda and consents of accountants to the use of their reports in any materials relating to the Debt Financing, (x) cooperate reasonably with the due diligence processes of the Debt Financing Sources, to the extent customary and reasonable and to the extent not unreasonably interfering with the ongoing operations of the Company and its Subsidiaries and (xi) take such other actions as are reasonably requested by the Buyers or the Debt Financing Sources to facilitate the satisfaction of all conditions precedent to obtaining the Debt Financing set forth in any Debt Document to the extent within the control of the Company or its Subsidiaries (including delivery to the Buyers of the stock certificates of the Company and its Subsidiaries at Closing).
(n)
    Notwithstanding clause (a) of this Section 6.15, (i) none of the Company or any of its Subsidiaries shall be required to incur any liability in connection with the Debt Financing prior to the Closing, (ii) the pre-Closing board of directors (or equivalent governing body) of the Company and the directors, managers and general partners of its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained that are effective prior to the Closing, and (iii) none of the Company or any of its Subsidiaries shall be required to execute any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Debt Financing that are not contingent upon the Closing or that would be effective prior to the Closing. The Buyers shall promptly reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs incurred by the Company or its Subsidiaries in connection with such cooperation; provided, however, that the Company (and not the Buyers) shall be responsible for (1) de minimis expenses, (2) fees payable to existing legal, financial or other advisors of the Company or its Subsidiaries with respect to services provided prior to the Closing Date, (3) any ordinary course amounts payable to existing employees of or consultants to the Company, its Subsidiaries, the Service Providers or their respective Affiliates with respect to services provided prior to the Closing Date and (4) any amounts that would have been incurred in connection with the transactions contemplated hereby regardless of the Debt Financing. The Company hereby consents to the use of all of its and its Subsidiaries’ corporate logos in connection with the initial syndication or marketing of the Debt Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.
6.16
    Financing.
(a)
    The Buyers shall use their commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done all things necessary, proper or advisable to arrange and obtain the Debt Financing, including using commercially reasonable efforts to satisfy, or cause to be satisfied, on a timely basis all conditions to the Buyers obtaining the Debt Financing set forth in any Debt Document.
(b)
    The Buyers acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained on or prior to the date on which the conditions set forth in Article VIII have been satisfied or waived, and Majority Buyer does not otherwise elect to pay the amounts payable by it under Section 2.2 in immediately available funds, then Majority Buyer shall withhold a portion of the Purchase Price equal to $25,000,000, and in consideration for such deferral of payment, Majority Buyer hereby agrees to pay the Deferred Purchase Price Amount in accordance with the terms and conditions set forth in Exhibit D; provided that if the Deferred Purchase Price Amount is used, Majority Buyer will indemnify Holdings and its Affiliates for any incremental Taxes (including any deduction or withholding with respect to any payment under the Deferred Purchase Price Amount) incurred by Holdings and its Affiliates as a result of Majority Buyer’s use of Deferred Purchase Price Amount.
6.17
    Updates to Disclosure Schedules and Loan Schedule.
(d)
    If Parent, any Seller, the Company or any of its Subsidiaries become aware prior to Closing of any event, fact or condition or nonoccurrence of any event, fact or condition that may constitute a breach of any representation, warranty, covenant or agreement of Parent, any Seller or the Company (as applicable) or may constitute a breach of any representation or warranty of Parent, any Seller or the Company (as applicable) if such representation or warranty were made on the date of the occurrence or discovery of such event, fact or condition or on the Closing Date, then Parent, the Sellers or the Company may provide Majority Buyer with a written description of such fact or condition (each a “Disclosure Schedule Update”); provided that in no event shall any Disclosure Schedule Update be delivered to Majority Buyer later than five (5) business days prior to the Closing Date. No Disclosure Schedule Update that relates to facts and circumstances existing on or prior to the date hereof shall operate as a cure of the failure to disclose such information, or a cure of the breach of any representation or warranty made herein; and determination of any liability for breach of representations or warranties, to the extent such representations or warranties are made by Parent, the Sellers or the Company as of the date of this Agreement or on the Closing Date, shall be made without reference to any such Disclosure Schedule Update and with reference only to the Disclosure Schedule as it stands on the date of this Agreement. If Parent, the Sellers or the Company deliver any Disclosure Schedule Update that relates to facts and circumstances that first occur after the date hereof, then Majority Buyer will have the right to terminate this Agreement without liability to any of the Parties within five (5) Business Days of receipt of any such Disclosure Schedule Update; provided, however, that if the Majority Buyer does not terminate the Agreement prior to the expiration of such five (5) Business Day-period, then any such Disclosure Schedule Update shall operate as a cure of the failure to disclose the information contained in any such Disclosure Schedule Update, or a cure of the breach of any representation or warranty made herein, and determination of any liability for breach of representations or warranties, to the extent such representations or warranties are made by Parent, the Sellers or the Company as of the date of this Agreement or on the Closing Date, shall be made taking into account such Disclosure Schedule Update.
(e)
    The Company shall deliver to the Majority Buyer, on the day prior to the Closing Date, an updated Loan Schedule reflecting all Loans outstanding as of the close of business on the date thereof.
6.18
    Retention Bonuses. The Parties acknowledge and agree that certain Outsourced Personnel are entitled to earn the Retention Bonuses based upon satisfaction of the terms and conditions applicable to the Retention Bonuses, and that a portion of the payment of the Retention Bonuses (to the extent earned) will not occur until after the Closing.  In the event that the aggregate amount of Retention Bonuses ultimately paid by the Company and its Subsidiaries (including the aggregate amount of the employer-portion of all taxes related to such Retention Bonuses) (such amount, the “Actual Retention Bonus Amount”) is less than Ps$20,694,920 (the “Withheld Retention Bonus Amount”), then the Company shall, promptly after the final determination of the Actual Retention Bonus Amount, pay to the Sellers, pro rata in accordance with their Applicable Ownership Percentage, the amount equal to the Withheld Retention Bonus Amount and the Actual Retention Bonus Amount.  Such payment shall be made in United States Dollars based upon the applicable Exchange Rate determined in accordance with Section 1.3.
6.19
    Regularization of Permits. Sellers and the Company shall take all commercially reasonable efforts to obtain or renew, on or prior to the Closing, each of the Permits that have not been secured as of the date hereof in the name of the Company or Adex, and which are listed in Schedule 4.14(a) of the Company Disclosure Schedule as not “valid”, the cost of which shall be borne by the Company prior to the Closing Date; provided, that to the extent that such Permits are not obtained or renewed on or prior the Closing or the costs are not otherwise borne by the Company prior to the Closing, Sellers shall bear and reimburse to the Company any and all such costs and expenses related to such regularization of Permits, provided that such reimbursement may be effected through an offset of the Parent Loan Financing Note or the Deferred Purchase Price.
6.20
    Assignment of Intellectual Property. To the extent an employee of the Company or any of its Affiliates owns any Intellectual Property that is used in the Business but is not owned by the Company or any of its Subsidiaries, on or prior to Closing, the Company shall, or shall cause its Affiliate to, cause such employee to assign or otherwise transfer such Intellectual Property to the Company or any of its Subsidiary.
ARTICLE VII

TAX MATTERS
7.1
    General.
(i)
    Each Party shall be responsible for the payment of any Taxes incurred by such Party pursuant to or as a result of the execution of this Agreement or the Closing in accordance with applicable Law.
(j)
    If requested by Holdings prior to the due date thereof, the Majority Buyer shall make an election pursuant to Section 338(g) of the Code and any similar provision of U.S. state or local law; provided that nothing herein shall prevent the Majority Buyer from making such election in the absence of such request.
7.2
    Holdings.
(g)
    No Buyer shall deduct or withhold any amount from the Purchase Price to be paid by such Buyer to Holdings, as Holdings is entitled and has elected to compute the income tax liability derived from the capital gain on the sale of the Company’s shares, in accordance with the sixth paragraph of article 161 of the Mexican Income Tax Law.
(h)
    Holdings shall deliver to the Company and to Majority Buyer, as evidence of the payment of the relevant income Tax, if any, and of compliance with the requirements established in article 161 of the Mexican Income Tax Law and 215 and 284 of its Regulations, copies of the following:
(i)
    On the Closing Date, a copy of the appointment of a legal representative in Mexico in accordance with articles 174 of the Mexican Income Tax Law and 282 of its Regulations, who will become several and joint tax liable along with Holdings;
(ii)
    No later than fifteen Business Days following the Closing Date, a copy of the relevant Tax Return filed by its appointed legal representative in Mexico;
(iii)
    No later than thirty Business Days following the Closing Date, a copy of the relevant notice filed with the Mexican Tax authorities (for the avoidance of doubt, the “Aviso para presentar dictamen fiscal de enajenación de acciones”, Official Format 39 issued by the Mexican Tax authorities), to the extent filed within the legal timeframe provided in the Mexican Income Tax Law; and
(iv)
    No later than forty-five Business Days following the Closing Date, a copy of the relevant Tax report (dictamen fiscal) filed by a public accountant registered before the Mexican Tax authorities (for the avoidance of doubt, the “Carta de presentación del dictamen de enajenación de acciones”, Official Format 40 issued by the Mexican Tax authorities), to the extent filed within the legal timeframe provided in the Mexican Income Tax Law.
(i)
    If Holdings does deliver all the documentation in Section 7.2(b) within the timeframes specified above, then Holdings and Majority Buyer shall give notice to the Escrow Agent to release the Holdings Hold Back Escrow Amount to Holdings, no later than 2 Business Days following delivery of such documentation unless otherwise mutually agreed in the Escrow Agreement. If Holdings does not deliver the documentation in Section 7.2(b) within the timeframes specified above, Majority Buyer shall unilaterally instruct the Escrow Agent to release the Holdings Hold Back Escrow Amount to Majority Buyer for remittance to the Mexican Tax authorities as promptly as practicable thereafter (unless otherwise mutually agreed with the Escrow Agent), in which case Majority Buyer shall provide to Holdings evidence of such remittance made to the Mexican Tax authorities promptly thereafter.
7.3
    Minority Holders.
(h)
    No Buyer shall deduct or withhold any amount from the Purchase Price to be paid to any Minority Holder that is a legal entity in Mexico.
(i)
    No Buyer shall deduct or withhold any amount from the Purchase Price to be paid to any Minority Holder that is a Mexican individual, provided such Mexican resident individual elected to file a Tax report (dictamen fiscal) in accordance with article 126 of the Mexican Income Tax Law and 215 of its Regulations. A Minority Holder who is a Mexican resident individual and elects to file a Tax report (dictamen fiscal) shall deliver to Majority Buyer:
(i)
    On or prior to the Closing Date, a written statement addressed to Majority Buyer, confirming their election to pay taxes in terms of Article 126, fourth paragraph of the Mexican Income Tax Law;
(ii)
    On the Closing Date, a copy of the Tax invoice (Comprobante Fiscal Digital por Internet or CFDI) reflecting the Purchase Price;
(iii)
    No later than five Business Days following the Closing Date, a copy of the relevant Tax Return filed before the Mexican Tax authorities;
(iv)
    No later than the 10th calendar day of the month following the Closing Date, a copy of the relevant notice filed with the Mexican Tax authorities (for the avoidance of doubt, the “Aviso para presentar dictamen fiscal de enajenación de acciones”, Official Format 39 issued by the Mexican Tax authorities), to the extent filed within the legal timeframe provided in the Mexican Income Tax Law; and
(v)
    No later than forty-five Business Days following the Closing Date, a copy of the relevant Tax report (dictamen fiscal) filed by a public accountant registered before the Mexican Tax authorities (for the avoidance of doubt, the “Carta de presentación del dictamen de enajenación de acciones”, Official Format 40 issued by the Mexican Tax authorities), to the extent filed within the legal timeframe provided in the Mexican Income Tax Law.
(j)
    If a Minority Holder does deliver all the documentation in Section 7.3(b) above within the timeframes specified above, then Holdings and Majority Buyer shall instruct the Escrow Agent to release a pro rata portion of the Minority Holders Hold Back Escrow Amount to such Minority Holder, no later than 2 Business Days following delivery of such documentation unless otherwise mutually agreed in the Escrow Agreement. To the extent there is any remaining funds remaining the Minority Holders Hold Back Escrow Account after distribution to the Minority Holders in accordance with the immediately preceding sentence, Majority Buyer shall unilaterally instruct the Escrow Agent to release such remaining funds to Majority Buyer for remittance to the Mexican Tax authorities (unless otherwise mutually agreed with the Escrow Agent). Buyer shall provide to such Minority Holder evidence of such remittance made to the Mexican Tax authorities promptly thereafter.
(k)
    As required by Law, a Buyer that is a tax resident in Mexico (a “Mexican Buyer”) shall be entitled to deduct and withhold 20% from the amount of the Purchase Price to be paid by such Mexican Buyer to a Minority Holder who is Mexican resident individual and does not inform Buyers of its election to file a Tax report (dictamen fiscal) in accordance with article 126 of the Mexican Income Tax Law and inform Buyers of the information required under article 126 of the Mexican Income Tax Law on or prior to the Closing. Such Mexican Buyer shall deliver to each Minority Holder who is a Mexican resident individual and does not elect to file a Tax report (dictamen fiscal) as evidence of the payment of the corresponding income Tax and of compliance with the requirements established in article 126 of the Mexican Income Tax Law, a copy of the Tax invoice (Comprobante Fiscal Digital por Internet or CFDI) reflecting the amount withheld, no later than five Business Days following the Closing Date. A Minority Holder who is a Mexican resident individual and does not elect to file a Tax report (dictamen fiscal) shall deliver to the Mexican Buyer, a copy of the Tax invoice (Comprobante Fiscal Digital por Internet or CFDI) reflecting the Purchase Price.
7.4
    Cooperation on Tax Matters. The Buyers and the Sellers shall cooperate fully as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding the above, the control and conduct of any Tax Proceeding that is a third-party Claim shall be governed by Section 10.4(b).
ARTICLE VIII

CONDITIONS TO CLOSING
8.1
    Conditions to Obligations of Each Party. The respective obligation of each Party to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):
(j)
    Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by the Mexican Comisión Federal de Competencia (Federal Competition Commission) or set forth on Schedule 8.1(a) shall have been obtained or made.
(k)
    Governmental Restraints. No order, decree or injunction of any Governmental Authority shall be in effect, and no Law shall have been enacted or adopted that enjoins, prohibits or makes illegal the consummation of the transactions contemplated by the Transaction Documents and no Proceeding by any Governmental Authority with respect to the transactions contemplated by the Transaction Documents shall be pending that seeks to restrain, enjoin, prohibit or delay the transactions contemplated by the Transaction Documents.
8.2
    Conditions to Obligations of the Buyers. The obligation of the Buyers to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Majority Buyer (in the Majority Buyer’s sole discretion):
(l)
    Representations and Warranties of Parent, Sellers and the Company.
(i)
    Each of the representations and warranties of Parent, the Sellers and the Company contained in Sections 3.1, 3.2, 3.6, 3.7, 4.1, 4.4, 4.19(a) and 4.21 shall be true and correct in all respects as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date);
(ii)
    Each of the representations and warranties of the Company contained in Section 4.19(b) and the Special Representations shall be true and correct in all material respects as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date); and
(iii)
    Each of the representations and warranties of Parent, the Sellers and the Company contained in Article III and Article IV and not described in Section 8.2(a)(i) or Section 8.2(a)(ii) shall be true and correct (it being understood that, for purposes of determining satisfaction of this Section 8.2(a)(iii), all materiality and Material Adverse Effect qualifications contained in such representations and warranties shall be disregarded) as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect or Seller Material Adverse Effect.
(m)
    Performance. Each Seller, the Company and Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Seller, the Company or Parent, as applicable, on or prior to the Closing.
(n)
    Material Adverse Effect. There shall not have occurred a Material Adverse Effect or Seller Material Adverse Effect since the date of this Agreement.
(o)
    Closing Certificate. Majority Buyer shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of each Seller certifying that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been satisfied.
(p)
    Loans. As of the Closing Date, the principal loan amount of Defaulted Loans does not exceed Ps$533,583,832.
(q)
    Governmental A/R. As of the Closing Date, the aggregate amount of Governmental A/R does not exceed Ps$595,108,329.
(r)
    Miscellaneous. The satisfaction of the conditions set forth on Schedule 8.2(g) of the Company Disclosure Schedule as of the Closing Date.
(s)
    Closing Deliverables. Each Seller, the Company and Parent, as applicable shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.4(b) and in the other Transaction Documents.
8.3
    Conditions to Obligations of Sellers. The obligation of each Seller to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Holdings (in Holdings’ sole discretion):
(m)
    Representations and Warranties of the Buyers.
(i)
    Each of the representations and warranties of the Buyers contained in Sections 5.1, 5.2 and 5.8 shall be true and correct as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date); and
(ii)
    Each of the representations and warranties of the Buyers contained in Article V and not described in Section 8.3(a)(i) shall be true and correct (it being understood that, for purposes of determining satisfaction of this Section 8.3(a)(i), all materiality qualifications contained in such representations and warranties shall be disregarded) as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have a material adverse effect on the Buyers’ ability to consummate the transactions contemplated by this Agreement.
(n)
    Performance. The Buyers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Buyers on or prior to the Closing Date.
(o)
    Closing Certificate. Holdings shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of each Buyer certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied.
(p)
    Closing Deliverables. Each Buyer shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.4(a) and in the other Transaction Documents.
ARTICLE IX

TERMINATION RIGHTS
9.1
    Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows:
(t)
    By mutual written consent of Majority Buyer and Holdings;
(u)
    By either Holdings or Majority Buyer if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the transactions contemplated by this Agreement;
(v)
    By either Holdings or Majority Buyer in the event that the Closing has not occurred on or prior to September 30, 2016 (the “Initial Termination Date”); provided that if as of the Initial Termination Date, the conditions to the Closing set forth in Section 8.1(a) has not been satisfied (or waived) but all other conditions to the Closing (other than those conditions which by their terms are only capable of being satisfied at the Closing, but subject to the satisfaction or due waiver of those conditions) have been satisfied (or waived) or are capable of being satisfied by the Initial Termination Date, the Initial Termination Date shall be extended to October 31, 2016 (the Initial Termination Date or October 31, 2016, as applicable, is referred to herein as the “Termination Date”); provided, however, that (i) Holdings may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of a Seller or the Company to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such Seller and (ii) Majority Buyer may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of any Buyer to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such Buyer;
(w)
    By Majority Buyer if there shall have been a breach or inaccuracy of the representations and warranties in Article III or Article IV or a failure by any Seller or the Company to perform its covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 8.2(a) or Section 8.2(b), unless such failure is reasonably capable of being cured, and the applicable Seller or the Company or Parent, as applicable, has cured such breach within 15 days of receipt by Holdings of written notice of such breach from Majority Buyer; provided however, that Majority Buyer may not terminate this Agreement pursuant to this Section 9.1(d) if (i) any of Buyer’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.3(a) not to be satisfied or (ii) there has been, and continues to be, a failure by any Buyer to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 8.3(b) not to be satisfied;
(x)
    By Holdings if there shall have been a breach or inaccuracy of the representations and warranties in Article V or a failure by any Buyer to perform its covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 8.3(a) or Section 8.3(b), unless such failure is reasonably capable of being cured, and such Buyer has cured such breach within 15 days of receipt by such Buyer of written notice of such breach from Holdings; provided however, that Holdings may not terminate this Agreement pursuant to this Section 9.1(e) if (i) any of Parent’s, Holdings’ or the Company’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.2(a) not to be satisfied or (ii) there has been, and continues to be, a failure by Parent, Holdings or the Company to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 8.2(b) not to be satisfied; or
(y)
    By Majority Buyer in accordance with Section 6.17.
9.2
    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, all rights obligations of the Parties under this Agreement shall terminate, except for the provisions of this Section 9.2, Sections 6.3(c), 6.7, 6.10 and Article XI; provided, however, that in the event this Agreement is terminated pursuant to Sections 9.1(c), 9.1(d) or 9.1(e), nothing herein shall relieve any Party from any liability for any willful and intentional breach of this Agreement by such Party or for fraud by such Party and all rights and remedies of a non-breaching Party under this Agreement in the case of any such willful and intentional breach or fraud, at Law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses. Except to the extent otherwise provided in the immediately preceding sentence, the Parties agree that, if this Agreement is terminated, the Parties shall have no liability to each other under or relating to this Agreement.
ARTICLE X

INDEMNIFICATION
10.1
    Indemnification by Sellers. Subject to the terms of this Article X, from and after the Closing, each Seller shall, severally (but not jointly) in accordance with its respective Applicable Ownership Percentage, indemnify and hold harmless the Buyers, the Company, its Subsidiaries and their respective Affiliates, directors, officers, employees, consultants and permitted assigns (collectively, the “Buyer Indemnitees”), to the fullest extent permitted by Law, from and against any losses, claims, damages, interest, liabilities (including daños and perjuicios), costs and expenses (including reasonable attorneys’ fees and expenses as well as costs of investigation) (collectively, “Losses”) incurred arising out of or relating to:
(q)
    any breach of any of the representations or warranties (in each case, when made) of (i) such Seller and/or the Company contained in Article III and Article IV and (ii) of Parent contained in Article III (provided, however, that only Holdings (and not any other Seller) shall be responsible for the indemnification pursuant to this Section 10.1(a)(ii));
(r)
    any breach of any of the covenants or agreements (i) of such Seller contained in this Agreement (provided, however, that only such Seller that is in breach of any of its covenants or agreements (and not any other Seller) shall be responsible for the indemnification pursuant to this Section 10.1(b)(i) with respect to such Seller’s breach), (ii) of the Company contained in this Agreement required to be performed prior to the Closing and (iii) of Parent contained in this Agreement (provided, however, that only Holdings (and not any other Seller) shall be responsible for the indemnification pursuant to this Section 10.1(b)(iii));
(s)
    any Pre-Closing Taxes; and
(t)
    the matters set forth on Schedule 10.1(d).
10.2
    Indemnification by Majority Buyer. Subject to the terms of this Article X, from and after the Closing, Majority Buyer shall indemnify and hold harmless the Sellers and their respective directors, officers, employees, consultants and permitted assigns (collectively, the “Seller Indemnitees” and, together with the Buyer Indemnitees, the “Indemnitees”), to the fullest extent permitted by Law, from and against Losses incurred, arising out of or relating to:
(c)
    any breach of any of the representations or warranties (in each case, when made) of any Buyer contained in Article V; and
(d)
    any breach of any of the covenants or agreements of a Buyer contained in this Agreement; provided, that Sellers shall not be entitled to make any claim for indemnification under this Agreement that relates to the subject matter of the reimbursement provided under the clause (ii) of Schedule 8.2(g) of the Company Disclosure Schedule.
10.3
    Limitations and Other Indemnity Claim Matters. Notwithstanding anything to the contrary in this Article X or elsewhere in this Agreement, the following terms shall apply to any claim for monetary damages arising out of this Agreement or related to the transactions contemplated hereby:
(a)
    De Minimis.
(x)
    The Sellers will not have any liability under Section 10.1(a) (other than as a result of a breach of any Fundamental Representation, Special Representation or Regulatory Representation) in respect of any individual claim or substantially similar claims (whether or not arising out of the same facts and circumstances) involving Losses to any Buyer Indemnitee of less than $10,000.
(xi)
    The Majority Buyer will not have any liability under Section 10.2(a) (other than as a result of a breach of any Fundamental Representations) in respect of any individual claim or substantially similar claims (whether or not arising out of the same facts and circumstances) involving Losses to any Seller Indemnitee of less than $10,000.
(b)
    Deductible.
(xliii)
    The Sellers will not have any liability for Losses under Section 10.1(a) (other than as a result of a breach of any Fundamental Representation or Special Representation) until the Buyer Indemnitees have suffered Losses in the aggregate in excess of the product of (A) $250,000, multiplied by (B) the Acquired Percentage (such product, the “Deductible”) arising from such Claims, and then the recoverable Losses for Claims under Section 10.1(a) (other than as a result of a breach of any Fundamental Representation or Special Representation) shall be limited to those that exceed the Deductible.
(xliv)
    Majority Buyer will not have any liability for Losses under Section 10.2(a) (other than as a result of a breach of any Fundamental Representation) until the Seller Indemnitees have suffered Losses in excess of the Deductible arising from such Claims, and then the recoverable Losses for Claims under Section 10.2(a) (other than as a result of a breach of any Fundamental Representation) shall be limited to those that exceed the Deductible.
(c)
    Cap.
(i)
    Each Seller’s total aggregate liability for indemnification pursuant to (i) Section 10.1(a) (other than with respect to breaches of Fundamental Representations, Special Representations) shall not exceed a dollar amount equal to its Applicable Ownership Percentage of the General Cap, (ii) Section 10.1(a) (solely with respect to breaches of Special Representations) shall not exceed a dollar amount equal to its Applicable Ownership Percentage of the Special Cap, and (iii) Section 10.1(a) (solely with respect to breaches of Fundamental Representations), Section 10.1(b), Section 10.1(c) and Section 10.1(d) shall not exceed the proceeds actually received by such Seller pursuant to the transactions contemplated by this Agreement; provided that, for the avoidance of doubt, the Escrow Amount, the Hold Back Escrow Amount and the Deferred Purchase Price Amount (to the extent paid to a Seller) shall be deemed to be a portion of the proceeds actually received by the Sellers.
(ii)
    Majority Buyer’s total aggregate liability for indemnification pursuant to (i) Section 10.2(a) (other than with respect to breaches of Fundamental Representations) shall not exceed an amount equal to the Acquired Percentage multiplied by an amount equal to the General Cap, and (ii) Section 10.2(a) (solely with respect to breaches of Fundamental Representations) shall not exceed an amount equal to the Acquired Percentage multiplied by the Purchase Price, as adjusted by Section 2.5.
(d)
    Subject to Section 10.7, any and all indemnity payments required to be made by the Sellers to the Buyer Indemnitees shall first be paid from the Escrow Account with any excess, subject to the foregoing limitations, being paid by the Sellers by wire transfer of immediately available funds in accordance with each such Seller’s Applicable Ownership Percentage.
(e)
    Survival.
(i)
    The representations and warranties of the Parties contained in Section 3.1 (Organization; Qualification), Section 3.2 (Authority; Enforceability), Section 3.3(a) (Non-Contravention), Section 3.6 (Ownership of Acquired Interests), Section 3.7 (Brokers’ Fees) Section 4.1 (Organization; Qualification), Section 4.2(a) (Non-Contravention), Section 4.4 (Capitalization), Section 4.6 (Title to Property and Assets), Section 4.7(d) (Restated Financial Statements), Section 4.15 (Taxes), Section 4.19(a) and Section 4.19(b) (Affiliate Transactions), Section 4.21 (Brokers’ Fee), Section 5.1 (Organization; Qualification), Section 5.2 (Authority; Enforceability) and Section 5.8 (Brokers’ Fee) (collectively, the “Fundamental Representations”) shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the date that is 90 days following the expiration of the applicable statute of limitations.
(ii)
    The representations and warranties of the Parties that are not Fundamental Representations contained in this Agreement, or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until 18 months following the Closing Date.
(iii)
    The covenants of the Parties contained in this Agreement, including any rights arising out of any breach of such covenants, that do not by their terms require performance in whole or in part after the Closing shall survive the execution and delivery of this Agreement until 90 days following the Closing.
(iv)
    The covenants of the Parties contained in this Agreement, or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants, that by their terms require performance in whole or in part after the Closing (including, Sections 2.5(c), 2.5(d), 6.5, 6.6, 6.8, 6.12, 6.13, 6.14 and 6.19) shall survive the execution and delivery of this Agreement until fully discharged.
(f)
    Each applicable survival period as determined in accordance with the foregoing clauses (i), (ii), (iii) and (iv) is herein referred to as an “Expiration Date”.
(g)
    Claims Period. Other than in connection with a claim of fraud, intentional misrepresentation or willful misconduct, no action for a breach of any representation, warranty or covenant contained herein shall be brought after the applicable Expiration Date, except for claims of which a Party has received a Claim Notice setting forth in reasonable detail the claimed misrepresentation or breach of warranty with reasonable detail, prior to the applicable Expiration Date.
(h)
    Knowledge. The rights of an Indemnitee to indemnification or any other remedy under this Agreement shall not be impacted or limited by any Knowledge that such Indemnitee may have acquired, or could have acquired, whether before or after the Closing Date, nor by any investigation or diligence by such Indemnitee. The Sellers hereby acknowledge that, regardless of any investigation made (or not made) by or on behalf of the Buyers, and regardless of the results of any such investigation, the Buyers have entered into this Agreement in express reliance upon the representations and warranties of Parent, the Sellers and the Company made in this Agreement.
(i)
    Calculation of Losses. In calculating amounts payable to any Seller Indemnitee or Buyer Indemnitee (each such person, an “Indemnified Party”, and the person owing such amounts payable, an “Indemnifying Party”) for a claim for indemnification hereunder, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) any payments actually received by the Indemnified Party under any insurance policy with respect to such Losses, net of any increase in premiums and costs of recovery associated with any such payments, (ii) any prior or subsequent indemnity, contribution or similar payment the Indemnified Party actually received from any Person with respect to such Losses and (iii) any Tax Benefit actually received (including as a result of any deduction or credit) by the Indemnified Party or any of its Affiliates on account of such Losses, net of any costs of recovery associated with any such payment.
(j)
    Waiver of Certain Damages. Notwithstanding any other provision of this Agreement, in no event shall any Party be liable for punitive damages, regardless of the form of action through which such damages are sought, except for any such damages recovered by any third party against an Indemnified Party in respect of which such Indemnified Party would otherwise be entitled to indemnification pursuant to the terms hereof.
(k)
    Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of the parties indemnification obligations under this Article X, all of the representations and warranties set forth in this Agreement, any document delivered hereto or any certificate or schedule delivered hereto or thereto (other than with respect to the Regulatory Representations) that are qualified as to “material,” “materiality,” “material respects,” “Material Adverse Effect,” “Seller Material Adverse Effect,” or words of similar import or effect shall be deemed to have been made without any such qualification for purposes of determining: (i) whether a breach, default or failure to be true and correct of any such representation, warranty or covenant has occurred and (ii) the amount of any Losses with respect to any breach, default, or failure to be true and correct of such representation, warranty or covenant.
(l)
    Sole and Exclusive Remedy. After the Closing, notwithstanding any other provision of this Agreement to the contrary, the sole and exclusive remedy of the Buyer Indemnitees and Seller Indemnitees with respect to Claims for Losses or otherwise, including those that are indemnifiable under Sections 10.1 and 10.2, in connection with, arising out of or resulting from the subject matter of this Agreement and the transactions contemplated hereby shall be in accordance with, and limited solely to indemnification under, the provisions of this Article X; provided, however, that nothing in this Section 10.3(k) shall (i) limit any claims based upon fraud, willful misconduct or intentional misrepresentation or (ii) apply to any agreements or covenants contained in this Agreement to be performed by any Party after the Closing; provided, further, however, notwithstanding the foregoing, if any claim for Losses is made by a Buyer Indemnified Party, the Sellers shall have no rights against the Company or its Subsidiaries by reason of contribution or indemnification in respect of such claim or payment to such Buyer Indemnified Party as a result thereof.
(m)
    No Joint Liability. In no event shall any Seller be responsible for (i) more than its Applicable Ownership Percentage of any indemnification obligations under this Article X for which each Seller is responsible or (ii) the breach of any representations, warranties or covenant made by another Seller or Parent in this Agreement; provided, that Holdings shall be responsible for all representations, warranties and covenants made by Parent in this Agreement in accordance with the terms and limitations set forth herein.
(n)
    No Recovery. The Buyer Indemnitees will not be entitled to recover under this Section 10.1 to the extent that the Losses underlying the subject matter of the claim were reflected in the calculation of any Purchase Price adjustment as finally determined pursuant to Section 2.5
10.4
    Indemnification Procedures.
(c)
    Each Indemnitee agrees that promptly after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Article X, such Indemnitee must assert its claim for indemnification under this Article X (each, a “Claim”) by providing a written notice (a “Claim Notice”) to the Indemnifying Party allegedly required to provide indemnification protection under this Article X specifying, in reasonable detail, the nature and basis for such Claim (e.g., the underlying representation, warranty, covenant or agreement alleged to have been breached). Notwithstanding the foregoing, an Indemnitee’s failure to send or delay in sending a third-party Claim Notice will not relieve the Indemnifying Party from liability hereunder with respect to such Claim except to the extent the Indemnifying Party is materially prejudiced by such failure or delay and except as is otherwise provided herein, including in Sections 10.3(e) and 10.3(g).
(d)
    In the event of the assertion of any third-party Claim for which, by the terms hereof, an Indemnifying Party is obligated to indemnify an Indemnitee, the Indemnifying Party will have the right, at such Indemnifying Party’s expense, to assume the defense of same including the appointment and selection of counsel on behalf of the Indemnitee so long as such counsel is reasonably acceptable to the Indemnitee. If the Indemnifying Party elects to assume the defense of any such third-party Claim, it shall within 30 days notify the Indemnitee in writing of its intent to do so and acknowledge that the third-party Claim is within the scope of its obligation to indemnify the Indemnified Party in accordance with and subject to the terms of this Article X. The Indemnifying Party will have the right to settle or compromise or take any corrective or remediation action with respect to any such Claim by all appropriate Proceedings, which Proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party. The Indemnitee will be entitled, at its own cost, to participate with the Indemnifying Party in the defense of any such Claim. If the Indemnifying Party assumes the defense of any such third-party Claim but fails to diligently prosecute such Claim, or if the Indemnifying Party does not assume the defense of any such Claim, the Indemnitee may assume control of such defense and the Indemnifying Party will bear the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses).; provided, that, the Indemnified Party shall have the right to participate, but not control, such proceeding and to employ separate counsel to present them; provided, further, that if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) the claim seeks any form of remedy other than monetary damages, (iii) the Indemnified Party reasonably concludes, based on the advice of counsel, that the Indemnified Party and the Indemnifying Parties have conflicting interests with respect to such third-party Claim or that the Indemnified Party has one or more defenses not available to the Indemnifying Parties, or (iv) Losses arising out of the applicable third party Claim would reasonably be expected to exceed the amount then held in the Escrow Account on the date the Indemnified Party gives notice of such third party Claim to the other Party pursuant to Section 10.4(a), such fees and expenses of separate counsel shall be paid by the Indemnifying Party.
(e)
    Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, that (i) subjects the Indemnitee to any criminal liability, (ii) requires an admission of guilt or wrongdoing on the part of the Indemnitee, (iii) imposes any continuing obligation on or requires any payment from the Indemnitee without the Indemnitee’s prior written consent or (iv) does not provide for a full release of Indemnitee.
10.5
    No Reliance.
(i)
    EACH BUYER HEREBY EXPRESSLY AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF PARENT, THE SELLERS AND THE COMPANY CONTAINED IN ARTICLE III AND ARTICLE IV CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF PARENT, THE SELLERS AND THE COMPANY TO THE BUYERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, NO PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTY OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY PARTY IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES OR IN CONNECTION WITH FRAUD, WILLFUL MISCONDUCT OR INTENTIONAL MISREPRESENTATION, EACH PARTY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH BUYER EXPRESSLY AGREES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF PARENT, THE SELLERS AND THE COMPANY CONTAINED IN ARTICLE III AND ARTICLE IV IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(j)
    EACH OF PARENT, THE COMPANY AND EACH SELLER HEREBY EXPRESSLY AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF THE BUYERS CONTAINED IN ARTICLE V CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE BUYERS TO SUCH PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, NO PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTY OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY PARTY IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES OR IN CONNECTION WITH FRAUD, WILLFUL MISCONDUCT OR INTENTIONAL MISREPRESENTATION, EACH PARTY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER EXPRESSLY AGREES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF THE BUYERS CONTAINED IN ARTICLE V IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(k)
    Except for the indemnification obligations set forth in (and as limited by) this Article X, and claims with respect to fraud, intentional misrepresentation or willful misconduct, no Seller Affiliate shall have any liability or obligation to any Buyer of any nature whatsoever in connection with or under this Agreement, any of the Transaction Documents or the transactions contemplated herein or therein.
10.6
    Guarantee of Parent. Parent hereby unconditionally, irrevocably and absolutely guarantees to the Buyer Indemnitees, as a primary obligor and not merely as a surety, the payment obligations required to be performed by Holdings as Seller hereunder (“Guaranteed Obligations”). This guarantee is an absolute, unconditional and continuing guarantee of the payment of the Guaranteed Obligations. Should Holdings default in the payment of the Guaranteed Obligations with respect to any Buyer Indemnitee, or otherwise be unable for any reason to pay the Guaranteed Obligations with respect to such Buyer Indemnitee as and when due, Parent’s obligations hereunder shall become due and payable to such Buyer Indemnitee. All amounts payable by Parent will be paid in immediately available funds. Parent hereby agrees that the obligations of Parent hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of Holdings to assert any claim or demand or to enforce any right or remedy against any such Buyer Indemnitee; (b) any change in the time, place or manner of payment of the Guaranteed Obligations; (c) the addition, substitution or release of any other Person interested in the transactions contemplated by this Agreement or any other Transaction Document; (d) any change in the corporate existence, structure or ownership of Holdings; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Holdings; or (f) the adequacy of any other means any Buyer Indemnitee may have of obtaining payment of the Guaranteed Obligations. To the fullest extent permitted by Law, Parent hereby expressly waives any and all rights or defenses arising by reason of any Law that would otherwise require any election of remedies by a Buyer Indemnitee. Parent waives promptness, diligence, notice of the acceptance of this guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar Law now or hereafter in effect, and all suretyship defenses generally. Parent acknowledges that he will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and the other Transaction Documents and that the waivers set forth in this guarantee are knowingly made in contemplation of such benefits.
10.7
    Right to Set Off. Upon prior written notice delivered to Holdings specifying in reasonable detail the basis therefor, the Buyers may set off (on behalf of any Buyer Indemnitee) any amounts owed by either Buyer or their respective Affiliates (including the Company and its Subsidiaries) to Parent, Holdings or any of their respective controlled Affiliates (including amounts owed pursuant to the Parent Loan Financing Notes and/or the Deferred Purchase Price Amount, if any) (a) to reimburse such Buyer (or any other Buyer Indemnitee) for Losses that are uncontested by the Sellers (collectively, “Uncontested Losses”), (b) to reimburse such Buyer (or any other Buyer Indemnitee) for Losses that have been resolved in favor of such Buyer (or any other Buyer Indemnitee) pursuant to a final non-appealable judgment by a court of competent jurisdiction or a settlement agreement between Majority Buyer and Holdings (collectively, “Resolved Losses”), and/or (c) to reimburse Buyer for any portion of the Shortfall Amount pursuant to Section 2.5(d). With respect to Buyers’ (or any other Buyer Indemnitees’) Losses for which notice of claim has been provided in accordance with this Article X but that, at the time of determination, are neither Uncontested Losses nor Resolved Losses (collectively, “Unresolved Losses”), Majority Buyer shall be entitled to, upon prior written notice delivered to Holdings specifying in reasonable detail the basis therefor, fund any payments owed under the Parent Loan Financing Notes and/or the Deferred Purchase Price Amount, if any, up to the amount of such Unresolved Losses, into the Escrow Account, such amount or a portion thereof to be released to Majority Buyer if and when any portion of such Unresolved Losses become Uncontested Losses or Resolved Losses. The exercise by a Buyer of such set off or escrow funding right in good faith shall not constitute a breach or event of default under this Agreement or under any other note or instrument pursuant to which such obligation is owed by a Buyer or its Affiliates to Parent, Holdings or any of their respective controlled Affiliates. Neither the exercise of, nor the failure to exercise, such set off or escrow funding right will constitute an election of remedies or limit a Buyer Indemnitee in any manner in the enforcement of any other remedies that may be available to it. In the event that the Escrow Account has been closed, the parties shall work together in good faith to establish an escrow account on substantially similar terms as the Escrow Account.

ARTICLE XI

MISCELLANEOUS
11.1
    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, without giving effect to any conflicts of law principles (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.
11.2
    Arbitration.
(o)
    Other than as provided in Section 11.3, any controversy or claim arising out of or relating to this Agreement, or the breach thereof (“Dispute”), shall be settled solely and exclusively by arbitration conducted in English and administered under the Rules of Arbitration of the International Chamber of Commerce (the “Arbitration Rules”), by three arbitrators appointed in accordance with the Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, provided, however, that determinations to be made by the Accounting Firm pursuant to Section 2.5(c) shall be made pursuant to Section 2.5(c) by the Accounting Firm, provided further that if the Accounting Firm is unable or unwilling to make such determinations or in the event of a dispute concerning the jurisdiction of the Accounting Firm to make such determination, this Section 11.2 shall apply to such matters that the Accounting Firm is unable or unwilling to determine or such dispute concerning the jurisdiction of the Accounting Firm. Except as otherwise provided in the Arbitration Rules, any decision or award of the arbitrator shall be final, binding and conclusive on the Parties and their respective Affiliates. The place of arbitration shall be New York, New York. The parties to the Dispute agree to equally split the costs of any arbitration, including the administrative fee, the compensation of the arbitrators, and the expenses of any witnesses or proof produced at the direct request of the arbitrator; provided, however, that the arbitrators shall have the authority to award to the prevailing party, if any, as determined by the arbitrators, some or all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.
(p)
    The Parties agree that any action to compel arbitration pursuant to this Agreement may be brought in the appropriate federal or state court in New York, New York. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The Parties hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.
(q)
    The Parties shall keep confidential any arbitration proceeding and any decisions and awards rendered by the arbitrator, and shall not disclose any information regarding any arbitration proceeding (including the existence of any arbitration proceeding and any resulting decisions or awards) except (r) as may be necessary to prepare for or conduct the arbitration hearing on the merits, (s) as may be necessary in connection with a court application as contemplated by Section 11.2(b) above, (t) to its current or prospective advisors, lenders, investors or acquirers, or (u) as otherwise required by applicable Law.
11.3
    Specific Performance. The Parties acknowledge and agree that a breach of this Agreement would cause irreparable damage to each Party and neither Party will have an adequate remedy at law. Therefore, the obligations of each Party under this Agreement, including each Seller’s obligation to sell the Acquired Interests to the Buyers and the Buyers’ obligation to purchase the Acquired Interests from such Seller as well as the covenants to be performed by the Parties, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.3, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
11.4
    Waiver of Jury Trial. Each Party hereby irrevocably waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, Proceeding or counterclaim arising in whole or in part under, related to, based on, or in connection with, this Agreement or the subject matter hereof, whether now existing or hereafter arising and whether sounding in tort or contract or otherwise. Any Party may file an original counterpart or a copy of this Section 11.4 with any court as written evidence of the consent of each Party to the waiver of its right to trial by jury.
11.5
    Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Parent, Holdings and Majority Buyer.
11.6
    Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
11.7
    Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:
If to Holdings or Parent, to:
EZCORP, Inc.
2500 Bee Cave Rd, Bldg 1, Ste 200
Rollingwood, TX 78746
Attention: Thomas H. Welch, Jr., Senior Vice President and General Counsel

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
Trammell Crow Center
2001 Ross Avenue, Ste 3700
Dallas, TX 75201-2975
Attention: Robert L. Kimball, Christopher G. Schmitt, Shaun J. Mathew

Mijares, Angoitia, Cortés y Fuentes, S.C.
540, 4to piso, Park Plaza I, Colonia Santa Fe
Delegación Álvaro Obregón, C.P. 01210
México, D.F.
Attention: Patricio Trad Cepeda

If to any Buyer, to:
c/o Alpha Holdings S.A. de C.V.
Av. Antonio Dovalí Jaime 70 Torre C Piso 7
Zedec Santa Fe, 01210
México D.F.
Attention:  Juan Salvador Nito, Director Juridico

with copies (which shall not constitute notice) to:

Goodwin Procter LLP
901 New York Avenue, N.W.
Washington, DC 20001-4432
Attention: Josh Klatzkin, Joseph F. Bernardi, Jr.

Creel, García-Cuéllar, Aiza y Enríquez
Paseo de los Tamarindos 60, Piso 3.
Col. Bosques de las Lomas 05120
México, D.F.
Attention: Jorge Montaño

If to any Minority Holder, to the address set forth opposite such Minority Holder’s name on Annex 1.
11.8
    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of in the case of the Buyer, Holdings, and in the case of all other Parties, Majority Buyer; provided, however, that the Buyers may assign their rights, interests and obligations under this Agreement to one or more lenders as collateral security, to a purchaser of all or substantially all of the assets of the Buyers and their respective Affiliates (however no such transfer to an Affiliate shall relieve such transferring Buyer of its obligations hereunder); provided, further, that Holdings may assign its rights to the Deferred Purchase Amount to Parent or any of Holdings’ wholly-owned U.S. Subsidiaries. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.
11.9
    Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and assigns. Except Section 6.5(c), none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their respective Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party.
11.10
    Entire Agreement. Except for the Confidentiality Agreement, which shall survive the execution of this Agreement, this Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to such subject matter.
11.11
    Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
11.12
    Representation by Counsel. Each Party agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of both Parties and may not be construed against either Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
11.13
    Escrow Representative.
(a)
     The Sellers hereby agree that it is desirable to designate an exclusive representative to act on behalf of the Sellers for certain limited purposes, as designated in this Section 11.13. The Sellers hereby designate Holdings as the initial representative for the Sellers (the “Escrow Representative”), and Holdings hereby accepts such designation subject to the terms set forth in this Section 11.13.
(b)
    Holdings may resign at any time effective upon the designation of a successor Escrow Representative. In the event that Holdings resigns, a new Escrow Representative shall be appointed by a vote of Sellers who held a majority of the Acquired Interests immediately prior to the Closing, such appointment to become effective upon the written acceptance thereof by the new Escrow Representative, and Majority Buyer shall be given prompt written notice of such new Escrow Representative.
(c)
    Holdings, as the Escrow Representative, shall have such powers and authority as are necessary to carry out the functions contemplated by the Escrow Agreement, including the functions specified below. Holdings, as the Escrow Representative, shall be responsible, on behalf of any or all of the Sellers, for giving notices to, and receiving notices from, Majority Buyer and/or the Escrow Agent, and any such notice received by Majority Buyer and/or the Escrow Agent from Holdings in its capacity as the Escrow Representative, or delivered to Holdings in its capacity as the Escrow Representative by Majority Buyer and/or the Escrow Agent, shall be binding upon each Seller. Each Seller hereby authorizes Holdings, as the Escrow Representative, to execute on behalf of each Seller any amendments to the Escrow Agreement on behalf of the Sellers. Any notice, communication, direction or document described herein which is received by any Buyer and signed by Holdings in its capacity as the Escrow Representative on behalf of the Sellers shall be deemed signed by the Sellers.
(d)
    The Buyers will be entitled to rely conclusively, absolutely and exclusively, without inquiry, upon any action of the Escrow Representative as the action of each Seller in all matters relating to the Escrow Agreement and will not be liable to the Sellers or any other Person for any action taken or not taken in reliance upon the direction of an Escrow Representative. The Buyers will not be obligated to inquire as to the authority of any Escrow Representatives with respect to the taking of any action that such Escrow Representative takes on behalf of the Sellers.
(e)
    The Escrow Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment of all its expenses incurred as the Escrow Representative. Any expenses incurred by the Escrow Representative in its capacity as the Escrow Representative shall be borne 100% by the Sellers pro rata in accordance with their Applicable Ownership Percentages.
(f)
    The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Seller and (ii) shall survive the consummation of the transactions contemplated by this Agreement.
(g)
    The Sellers, jointly and severally, shall indemnify and hold harmless the Escrow Representative, his legal representatives, heirs and permitted assigns from any and all Losses suffered or incurred by the Escrow Representative as a result of, in connection with or arising from or out of the acts or omissions of the Escrow Representative in performance of or pursuant to the Escrow Agreement, except such Losses as are finally determined to have been primarily caused by the Escrow Representative's willful misconduct or gross negligence.
(h)
    The Escrow Representative, its legal representatives, heirs and permitted assigns shall not be liable to the Sellers, and the Sellers hereby release the Escrow Representative, for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of Law or fact, or for anything Escrow Representative, may do or refrain from doing in connection with the Escrow Agreement, except for its own willful misconduct or gross negligence.
(i)
    Each Seller that is a Mexican national hereby grants to the Escrow Representative, who hereby accepts, a commercial mandate (comisión mercantile) in terms of Article 273 of the Commercial Code of Mexico (Codigo de Comercio) and to the rest of the applicable articles, to act on their behalf in connection with the performance of the activities described in this Section 11.13 and any other activity to be performed by Escrow Representative hereunder.
11.14
    Disclosure Schedules. The inclusion of any information (including dollar amounts) in any section of the Seller Disclosure Schedule or the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment by Seller or the Company that such information is required to be listed on such section of the Seller Disclosure Schedule or the Company Disclosure Schedule or is material to or outside the ordinary course of the business of the Sellers or the Company. The information contained in this Agreement, the Exhibits and the Schedules is disclosed solely for purposes of this Agreement, and no information contained in this Agreement, the Exhibits or the Schedules shall be deemed to be an admission by any Party to any third Person of any matter whatsoever (including any violation of a legal requirement or breach of contract).
11.15
    Facsimiles; Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Either Party’s delivery of any executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Agreement in the presence of the other Party, and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.
11.16
    Privileged Communications. Each Buyer further agrees that, as to all communications among Vinson & Elkins L.L.P. and Mijares, Angoitia, Cortés y Fuentes, S.C., on the one hand, and the Company, on the other hand, that relate in any way to the transactions contemplated by this Agreement, occur prior to or through the Closing and that constitute attorney-client privileged communications under applicable Law (collectively, the “Privileged Communications”), the attorney–client privilege and the expectation of client confidence with respect to such Privileged Communications belongs to Holdings and may be controlled by Holdings and shall not pass to or be claimed by the Buyers, the Company or any of their respective Affiliates. The Privileged Communications are the property of Holdings, and from and after the Closing, none of the Buyers, the Company or any of their respective Affiliates, nor any Person purporting to act on behalf of any Buyer, the Company or any of their respective Affiliates will seek to obtain such Privileged Communications, whether by seeking a waiver of the attorney-client privilege or through other means. As to any such Privileged Communications, each Buyer further agrees that none of the Buyers, the Company or any of their respective Affiliates, successors or assigns, may use or rely on any of the Privileged Communications in any action against or involving such Persons after the Closing; provided, however, the foregoing shall not restrict the ability of the Buyers, the Company or any of their respective Affiliates to challenge the fact that any communication is a Privileged Communication (other than as a result of the Buyers becoming the owner of the equity interests of the Company). The Privileged Communications may be used by Holdings and its respective Affiliates in connection with any dispute that relates in any way to the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event that a dispute arises between any Buyer, the Company and a third Person (other than a Party to this Agreement or any of such Party’s respective Affiliates) after the Closing, the Company may assert the attorney–client privilege to prevent disclosure of the Privileged Communications to such third Person; provided, however, that the Company may not, unless required by applicable Law, waive such privilege without the prior written consent of Holdings.
[Signature page follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

COMPANY

PRESTACIONES FINMART, S.A.P.I. de C.V., SOFOM, E.N.R.

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

MAJORITY BUYER

ALPHA HOLDING, S.A. de C.V.

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

MINORITY BUYER

CLARUM CAPITAL, L.P.

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

HOLDINGS

CHANGE CAPITAL INTERNATIONAL HOLDINGS, B.V.

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

PARENT

EZCORP, INC.

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

MINORITY HOLDER

By:     /s/ Javier Creel Moreno
Javier Creel Moreno

By:     /s/ Mónica Cecilia Rivera Fernández
Mónica Cecilia Rivera Fernández

By:     /s/ Jerónimo J. de Yturbe Sordo Madaleno
Jerónimo J. de Yturbe Sordo Madaleno

By:     /s/ Luciana Córdova Creel
Luciana Córdova Creel

MINORITY HOLDERS (CONT’D)

By:     /s/ Gerardo Legorreta Creel
Gerardo Legorreta Creel

BRAINBEAM, S. de R.L. de C.V.

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

GRUPO SELECTO & SIM-A, S.A.P.I. de C.V.

By:     /s/ Authorized Signatory
Title:    Authorized Signatory

EXHIBIT A
“Accounting Firm” is defined in Section 2.5(c).
“Acquired Interests” is defined in the recitals to this Agreement.
“Acquired Percentage” means the sum of the total number of Series A Shares and Series B Shares (but excluding any Rollover Shares) outstanding immediately prior to the Closing, divided by the sum of the total number of Series A Shares and Series B Shares (including any Rollover Shares).
“Acquisition Proposal” means any proposal or offer from any Person (other than a Buyer or their respective Affiliates) relating to any direct or indirect acquisition or purchase of a business or assets that constitute 15% or more of the net revenues or net income of the Company and its Subsidiaries, in each case taken as a whole, or 15% or more of the aggregate equity interests of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the aggregate equity interests of the Company or any of its Subsidiaries, or any merger, amalgamation, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the acquisition of 15% or more of the aggregate equity interests or assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.
“Actual Retention Bonus Amount” is defined in Section 6.18.
“Adex” is defined in the recitals to this Agreement.
“Adex Acquisition” means the acquisition by the Company of 100% of the outstanding shares of Adex (formerly known as Fondo ACH, S.A. de C.V., SOFOM, E.NR.) for an amount of Ps$9,950,000.00 plus the Adex Deferred Payment, pursuant to the Adex SPA.
“Adex Deferred Payment” means any and all amounts agreed to by the Company and the Adex Sellers under the Adex SPA (or such other agreements or arrangements that substitute such Adex SPA), which as of the Closing Date are still due and outstanding and are documented through the Adex Note.
“Adex Note” means the Ps$27,191,971.80 Promissory Note issued by the Company and held by CBT Operadora de Fondos, S.A. de C.V., as holder.
“Adex Sellers” means CBT Operadora de Fondos, S.A. de C.V., Mr. Ucresino Roberto Palacios Barro and Mr. Francisco Mitre Cendejas.
“Adex SPA” means certain share purchase agreement dated January 2, 2013, entered into by and among the Company and the Adex Sellers
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” is defined in the preamble to this Agreement.
“Applicable Ownership Percentage” means with respect to each Seller, a percentage equivalent of a fraction, the numerator of which is the number of shares of the Company held by such Seller immediately prior to the Closing (but excluding all Rollover Shares held by such Seller) and the denominator of which is the total number of shares of the Company outstanding immediately prior to the Closing.
“Arbitration Rules” is defined in Section 11.2(a).
“Asset Transfer Transactions Trusts” means:
1.CIBanco Trust. Irrevocable Administration Trust Agreement number CIB/518, dated October 21, 2013 (as on October 21, 2013), entered into among the Company as trustor, second place beneficiary and servicer; CI Banco, S.A., Institución de Banca Múltiple as first place beneficiary; Angel Cordova Nieto, Santiago Creel Miranda, Beatriz Garza Ríos Echeynne, Controladora Finmart, and Brainbeam as first place beneficiaries B; and Banco CIBanco, S.A., Institución de Banca Múltiple, División Fiduciaria, as trustee.
2.BasePoint Trust. Irrevocable Administration Trust Agreement number 2097, dated March 31, 2014 (as amended and restated on June 30, 2014, and as amended on September 30, 2014 and December 19, 2014), entered into among the Company as trustor, second place beneficiary and servicer; with respect to (i) the Initial Series, BP GFM Trust, a Delaware Series Trust, Series SPL-I; (ii) Series II, BP GFM Trust, a Delaware Series Trust, Series SPL-II; (iii) Series III, BP GFM Trust, a Delaware Series Trust, Series SPL-III; and (iv) Series IV, BP GFM Trust, a Delaware Series Trust, Series SPL-I, as first place beneficiaries; and Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as trustee.
3.Altum Trust. Irrevocable Administration Trust Agreement number 2161, dated June 30, 2014 (as amended on August 4, 2014 and December 21, 2014), entered into among the Company as trustor and servicer; Altum CP, S.A. de C.V., SOFOM, E.N.R., Ice Focus EM Credit Master Fund Limited and Ice Global Credit Alpha Master Fund Limited as first place beneficiaries; and Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as trustee.
“Audited Financial Statements” is defined in Section 4.7(a).
“Available Foreign Cash” means the sum of (a) (i) the aggregate amount of cash held in non-Mexican bank accounts maintained by the Company or any of its Subsidiaries, less (ii) the portion of such cash required to be maintained in such bank accounts to satisfy minimum capital requirements pursuant to applicable Law, less (b) the cost (including Taxes) of repatriating the amount of cash calculated pursuant to clause (a) of this definition.
“Balance Sheet Date” means March 31, 2016.
“Benefit Plan” is defined in Section 4.16(c).
“Business” is defined in the recitals to this Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Mexico City, Mexico are authorized or obligated to be closed by applicable Laws.
“Buyer Indemnitees” is defined in Section 10.1.
“Buyer” and “Buyers” are defined in the preamble to this Agreement.
“Cash” means, with respect to the Company and its Subsidiaries, all cash (including deposits and transfers in transit or in process, reduced by outstanding checks written by the Company or any of its Subsidiaries), and cash equivalents as determined in accordance with Mexican GAAP, but excluding Restricted Cash and the Minimum Cash Amount. By way of illustrative example, if the Company has Ps$300,000,000 of total cash, including Restricted Cash of Ps$200,000,000, and the Minimum Cash Amount is Ps$50,000,000, for purposes of this Agreement, “Cash” shall equal Ps$50,000,000 (i.e., Ps$300,000,000 minus Ps$200,000,000 minus Ps$50,000,000).
“Claim” is defined in Section 10.4(a).
“Claim Notice” is defined in Section 10.4(a).
“Closing” is defined in Section 2.3.
“Closing Date” is defined in Section 2.3.
“Closing Date Consideration” means (i) the Estimated Purchase Price, minus (ii) the Escrow Amount, minus (iii) to the extent applicable, the Hold Back Escrow Amount.
“Closing Date Net Working Capital” is defined in Section 2.5(a)(i).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collaboration Agreement” means, any agreement entered into by and between the Company or its Subsidiaries and any Payment Entity pursuant to which, among others, the Company or its Subsidiaries offers loans to the borrowers (either employees or pensioners of such Payment Entity) under the Loans, and it is agreed that the payments owed by the such individuals be paid by such Payment Entity in their name and behalf, with a portion of the payments that such Payment Entity must make to such borrowers (including the payment of salaries).

“Collections” means, with respect to any Loan, all cash collections and other cash proceeds of such Loan made by or on behalf of Obligors, including all principal, finance charges and cash proceeds with respect to such Loan and any amounts payable thereunder.
“Company” is defined in the preamble to this Agreement.
“Company Disclosure Schedule” means the disclosure schedule to this Agreement prepared by the Company and delivered to the Buyers on the Execution Date, as may be supplemented in accordance with the terms of this Agreement.
“Company Licensed Software” shall mean all software and operating information systems (other than Company Proprietary Software) that are used in the business as presently conducted by the Company; provided that it shall exclude any off-the-rack software.

“Company Proprietary Software” is defined in Section 4.17(h).

“Company Termination Expenses” means all severance, termination, golden parachute and other payments, if any, required to be paid by the Company, its Subsidiaries or the Service Providers to the Terminated Outsourced Personnel (or to any other Person for the benefit of the Terminated Outsourced Personnel) other than any amounts explicitly agreed to in writing by the Company or its Subsidiaries, in their respective sole discretion, after the Closing.

“Company Transaction Expenses” means (a) all unpaid fees and expenses of, or payable by, the Company and its Subsidiaries incurred in connection with the transactions contemplated by this Agreement, including (i) fees and expenses of attorneys, accountants, investment bankers and other advisors of Parent, Holdings, the Company and/or its Subsidiaries relating to the transactions contemplated by this Agreement, (ii) any severance, change in control, bonus or similar amounts paid or payable by the Company or any of its Subsidiaries to or in respect of the employees of the Company or any of its Subsidiaries or any third parties as a result of or in connection with the consummation of the transactions contemplated by this Agreement, including the Withheld Retention Bonus Amount in connection with the Retention Bonuses, (iii) any Company Termination Expenses, (iv) any accrued bonuses or profit sharing or similar incentive payments and (v) the employer-portion of any taxes related to any of the foregoing expenses.

“Competitive Business” is defined in Section 6.13(a).
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated April 21, 2016, between Parent and AlphaCredit Capital, S.A. de C.V. SOFOM, E.N.R.
“Confidential Information” means all information, whether or not in writing, concerning any of the Company’s, the Buyers’ or their respective Affiliates’ business, technology, business relationships or financial affairs has not been released to the general public, including all inventions (whether patentable or not), discoveries, improvements, ideas, designs, models, formulae, specifications, technologies, processes, algorithms, architectures, layouts, look-and-feel, methodologies, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, confidential information, proprietary information, research and development, compositions, customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals, the moral and economic rights of authors and inventors in any of the foregoing, and anything that would constitute a “trade secret” under applicable Law.
“Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement (as amended, amended and restated, supplemented or otherwise modified from time to time).
“Cordova Put Option Agreement” means the Put Option Agreement entered into by and among Change Capital International Holdings, B.V., as buyer, Angel Cordova Nieto and Luciana Cordova Creel, as sellers, and the Company, dated January 30, 2012.
“Creditors’ Rights” is defined in Section 3.2(b).
“D&O Indemnified Persons” is defined in Section 6.5(a).
“D&O Rights” is defined in Section 6.5(a).
“Debt” means without duplication, (i) indebtedness of the Company or any of its Subsidiaries for borrowed money, including all amounts owed pursuant to the Non-Operating Debt, (ii) indebtedness of the Company or any of its Subsidiaries evidenced by notes, debentures, bonds or other similar instruments, (iii) all obligations of the Company or any of its Subsidiaries for the deferred purchase price amount of property or services (excluding, for the avoidance of doubt, the Deferred Purchase Price Amount), including any earn-outs (whether or not contingent), including all amounts owed pursuant to the Adex Acquisition, (iv) all indebtedness of the Company or any of its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries, (v) all loans to the Company or any of its Subsidiaries by any of its suppliers and any penalties payable by the Company or any of its Subsidiaries to any such supplier, (vi) any accrued and unpaid interest owing with respect to any indebtedness, (vii) all obligations with respect to swap or hedging agreements or arrangements, (viii) all obligations of the Company or any Subsidiary as lessee or lessees under leases that have been or should be recorded as capital leases in accordance with Mexican GAAP, (ix) any accrued and unpaid Pre-Closing Taxes, (x) obligations to pay any third party, in respect of Collections received on behalf of such party (including value added tax and any other related expenses), (xi) prepayment premiums, breakage costs or fees related to the indebtedness referred to in clauses (i) through (x) above, in each case, for the payment of which the Company and its Subsidiaries are responsible or liable, and (xii) all indebtedness of others referred to in clauses (i) through (xi) above or otherwise guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries; provided that Debt shall not include accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice and which are less than 90 days outstanding, the endorsement of negotiable instruments for collection in the ordinary course of business, undrawn letters of credit and indebtedness owing from the Company to any of its wholly-owned Subsidiaries or from any of the Company’s wholly-owned Subsidiaries to the Company or another of the Company’s Subsidiaries, or any Operating Debt.
“Debt Documents” is defined in Section 6.15(a).
“Debt Financing” is defined in Section 6.15(a).
“Debt Financing Sources” is defined in Section 6.15(a).
“Deductible” is defined in Section 10.3(a)(i).
“Defaulted Loan” means a Loan which, in the ordinary course of business consistent with past practice, would be reserved from the Company’s or its Subsidiaries’ books in accordance with the policies set forth on Schedule 4.7(e) of the Company Disclosure Schedule.
“Deferred Purchase Price Amount” means the amounts payable to Holdings in accordance with the terms and conditions set forth in Exhibit D.
“Disclosure Schedule Update” is defined in Section 6.17.
“Discount Codes” means, the code assigned for each Payment Entity in order to carry out the payments of the Loans, by means of a discount made to the borrower’s payroll.
“Dispute” is defined in Section 11.2(a).
“Divestiture Action” is defined in Section 6.4(c).
“Eligible Loan” means each Loan:
(a)
    that was originated in compliance with all applicable requirements of Law (including all Laws relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices, money laundering and privacy and the “Ley para la Transparencia y Ordenamiento de los Servicios Financieros”) and which complies with all applicable requirements of Law (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expenses for the Company or any of its Subsidiaries and does not have any other Material Adverse Effect);
(b)
    with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or Paying Entity, including any registration of the agreements and fees before the Mexican Financial Consumer Protection Agency (CONDUSEF), required to be obtained, effected or given in connection with the creation or the ownership, execution, delivery and performance of such Loan have been duly obtained, effected or given and are in full force and effect (other than non-compliance that creates no financial liability or other loss, cost or expenses for the Company or any of its Subsidiaries and does not have any other Material Adverse Effect);
(c)
    as to which the Company or its Subsidiaries is the sole owner thereof and has good and marketable title thereto free and clear of all Liens, except for (i) Liens created under any Operating Debt; and (ii) Loans that have been assigned by the Company to a trust pursuant to any Operating Debt document, provided that, regarding such Loans the Company shall have rights as second beneficiary under the applicable trust;
(d)
    that the payment obligations of the Obligor thereof are enforceable against such Obligor in accordance with its terms;
(e)
    that was established in accordance with the underwriting standards of the Company and its Subsidiaries;
(f)
    that all collection proceeds are instructed to be deposited or transferred to the applicable accounts of the Collection Trust by the Payment Entities.
(g)
    that is not evidenced by a judgment or has been reduced to judgment;
(a)
    the terms of which have not been modified or waived in any material respect; and
(b)
    that represents the undisputed, bona fide transaction created by the lending of money by the lender identified in the related Loan Agreement in the ordinary course of business and completed in accordance with the terms and provision contained in the related Contract.
“Environmental Laws” means any and all Laws pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination and workplace health and safety.
“Equity Financing” means the arrangement of any equity financing to be provided to the Buyers to enable the Buyers to consummate the transactions contemplated by this Agreement.
“Equity Interests” means capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distribution of assets of, the issuing entity.
“Equity Securities” means (i) Equity Interests, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to acquire, any Equity Interests, and (iii) securities convertible into or exercisable or exchangeable for Equity Interests.
“Escrow Account” is defined in Section 2.4(a)(ii).
“Escrow Agent” means Wells Fargo, N.A. or any other bank mutually agreed by Holdings and Majority Buyer.
“Escrow Agreement” means that certain Escrow Agreement, in the form of Exhibit E, with such changes as Majority Buyer, Holdings and the Escrow Agent shall mutually agree; provided that the “escrow release date” in such Escrow Agreement shall be the eighteen-month anniversary of the Closing Date.
“Escrow Amount” means the product of (i) the Estimated Purchase Price, multiplied by (ii) 10%.
“Escrow Representative” is defined in Section 11.13.
“Estimated Adjustment Statement” is defined in Section 2.5(b).
“Estimated Cash Amount” is defined in Section 2.5(a)(i).
“Estimated Closing Date Balance Sheet” is defined in Section 2.5(b).
“Estimated Company Transaction Expenses Amount” is defined in Section 2.5(a)(i).
“Estimated Defaulted Loans Amount” is defined in Section 2.5(a)(i).
“Estimated Net Working Capital” is defined in Section 2.5(b).
“Estimated Non-Operating Debt Amount” is defined in Section 2.5(b).
“Estimated Operating Debt Amount” is defined in Section 2.5(b).
“Estimated Purchase Price” is defined in Section 2.5(b).
“Exchange Rate” means, as of any given date, the rate of exchange of Pesos for Dollars determined by Banco de México for the payment of obligations denominated in foreign currency payable in Mexico, as published in the Diario Oficial de la Federación on the date immediately prior to such date.
“Execution Date” is defined in the preamble to this Agreement.
“Expiration Date” is defined in Section 10.3(e).
“FCPA” is defined in Section 4.20.
“Final Adjustment Statement” is defined in Section 2.5(c).
“Final Cash Amount” is defined in Section 2.5(c).
“Final Closing Date Balance Sheet” is defined in Section 2.5(c).
“Final Company Transaction Expenses Amount” is defined in Section 2.5(c).
“Final Defaulted Loans Amount” is defined in Section 2.5(b).
“Final Non-Operating Debt Amount” is defined in Section 2.5(c).
“Final Operating Debt Amount” is defined in Section 2.5(c).
“Final Net Working Capital” is defined in Section 2.5(c).
“Financial Statements” are defined in Section 4.7(a).
“Fundamental Representations” is defined in Section 10.3(e)(i).
“Funding Agreements” means, such loan agreements, commission agency (comision mercantil), assignment agreements, security trust agreements, or any other agreement entered into by the Company or its Subsidiaries to finance the origination of Loans.
“General Cap” means the product of (i) the Purchase Price, as adjusted by Section 2.5, multiplied by (ii) 15%. For the avoidance of doubt, the Escrow Amount, the Hold Back Escrow Amount and $25,000,000 shall be deemed to be a portion of the Purchase Price for purposes of this paragraph.
“Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States, Mexico or any other country, or any state, local or other governmental subdivision thereof.
“Governmental A/R” is defined in Section 4.11(g).
“Guaranteed Obligations” is defined in Section 10.6.
“High Net Working Capital Target” means the dollar amount that is $125,000 above the Net Working Capital Threshold.
“Hold Back Escrow Amount” means the Holdings Hold Back Escrow Amount plus the Minority Holders Hold Back Escrow Amount.
“Holdings” is defined in the preamble to this Agreement.
“Holdings Hold Back Escrow Account” is defined in Section 2.2(c).
“Holdings Hold Back Escrow Amount” means a dollar amount equal to the product of Holdings’ Applicable Ownership Percentage of the Estimated Purchase Price, multiplied by 25%, plus a 3% on such fundings to cover surcharges and inflationary restatement.
“Indemnified Party” is defined in Section 10.3(i).
“Indemnifying Party” is defined in Section 10.3(i).
“Indemnitees” is defined in Section 10.2.
“Initial Termination Date” is defined in Section 2.5(c).
“Intellectual Property” means patents, patent applications, trademarks, trademark registrations or applications therefore, trade names, service marks, service mark rights, logos, domain names, corporate names and associated goodwill, copyrights (including software), copyright registrations or applications therefore, trade secrets, know-how, processes, confidential business information, engineering data, maps, interpretations, and other confidential and proprietary information.
“Interim Period” is defined in Section 6.1(a).
“Knowledge” means (a) with respect to the Company, the actual knowledge of Javier Creel Moreno, Juan Fernandez Casas, Andres Casas de la Torre, Karina Ojeda Valle, Jeronimo Creel Moreno, Miguel Rodarte de Lara, Edwin Fernando Vega Enriquez and Roberto Alfredo Barke Hernandez, and the knowledge of such person would reasonably be expected to obtain after reasonable inquiry and (b) with respect to the Buyers, the actual knowledge of Augusto Alvarez and Jose Luis Orozco, and the knowledge of such person would reasonably be expected to obtain after reasonable inquiry.
“Labor and Employment Agreements” means labor relations, unions and collective bargaining, terms and conditions of employment, wages, hours or occupational safety and health, including, but not limited to what it is set forth on the Federal Labor Law of Mexico (Ley Federal del Trabajo), the Social Security Act of Mexico (Ley del Seguro Social) and the National Housing Fund Law (Ley del Instituto del Fondo Nacional de la Vivienda para los Trabajadores), as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto.
“Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority.
“Lien” means, with respect to any property or asset (including the Acquired Interests), (i) any mortgage, pledge, security interest, lien or other similar property interest or encumbrance in respect of such property or asset whether affecting title, disposition or otherwise, and (ii) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on title to real or personal property (whether or not of record).
“Loan Agreement” means, the credit or loan agreements whereby the Loans are documented.

“Loan Schedule” shall mean the loan schedule (which may be in the form of a computer file or microfiche list) in the form of Schedule A-1, delivered on the date hereof, as supplemented for the addition of any Loans funded in the ordinary course of business, consistent with past practice between the date hereof and the Closing Date.
“Loans” means, payroll loans and any other financial financing products, including loans, factoring agreements and leases originated, granted or acquired by the Company or its Subsidiaries, including loans originated or acquired by the Company or its Subsidiaries that have been assigned to any trust pursuant any Operating Debt agreement.

“Losses” is defined in Section 10.1.
“Low Net Working Capital Target” means the dollar amount that is $125,000 below the Net Working Capital Threshold.
“Majority Buyer” is defined in the preamble to this Agreement.
“Master Collection Trust” means the irrevocable management and source of payment trust number F/242870 dated September 3, 2007, entered into by and between Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R., as trustor, beneficiary and master servicer and HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria as trustee, and its amendments thereto, to which (i) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, in its capacity as trustee of the Irrevocable Administration, Source of Payment and Security Trust Agreement No. 304662 (Velfin Security Trust); (ii) HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, in its capacity as trustee of the Irrevocable Trust Agreement No. 304697 (FICADE Security Trust);  (iii) Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the Irrevocable Issuance, Administration and Payment Trust Agreement No. 17525-9 (Securitization Trust); (iv) CIBanco, S.A., Institución de Banca Múltiple, División Fiduciaria, in its capacity as trustee of the Irrevocable Administration Trust Agreement No. 518 (CIBanco Trust);  (v) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in its capacity as trustee of the Irrevocable Administration Trust Agreement No. 2097 (Base Point Trust);  (vi) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in its capacity as trustee of the Irrevocable Administration Trust Agreement No. 2161 (Altum Trust); (vii) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in its capacity as trustee of the Irrevocable Security Trust Agreement No. 1983 (CSCK Security Trust); and (viii) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in its capacity as trustee of the Irrevocable Security and Source of Payment Trust Agreement No. 2770 (F & F Security Trust)  joined as beneficiaries.
“Material Adverse Effect” means any fact, occurrence, change, circumstance, effect, event or development that is materially adverse to the business, financial condition, or operations of the Company and its Subsidiaries taken as a whole; provided, however, that, a Material Adverse Effect shall not be deemed to have occurred as a result of any of the following changes, events or developments (either alone or in combination): (a) any change in general economic, political or business conditions (including any effects on the economy arising as a result of acts of war, sabotage or terrorism, military actions or the escalation thereof); (b) any hurricane, tornado, flood, earthquake or other natural disaster or any pandemic; (c) any change in accounting requirements or principles imposed by Mexican GAAP or any change in Law after the Execution Date; (d) any failure by the Company to meet any estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period prior to, on or after the Execution Date; (e) any change resulting from the execution of this Agreement or the announcement of the transactions contemplated hereby, or from the Buyers’ ownership of the Acquired Interests from and after the Closing; or (f) any change resulting from compliance by any Seller with the terms of the Transaction Documents or from any action by any Seller or the Company expressly permitted by this Agreement (or otherwise consented to by the Buyers); provided, further, however, that (i) the exceptions contained in the foregoing clauses (a), (b) or (c), shall not apply to the extent that such fact, event, development, occurrence, effect or circumstance has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to the adverse impact such fact, occurrence, change, circumstance, effect, event or development has on other companies operating in the industries or markets in which the Company and its Subsidiaries operate and (ii) the underlying causes of the Company failing to meet any estimated, expectations, projections, forecasts, guidance or revenue or earnings predictions, as described in clause (d) may be taken into account when determining with a Material Adverse Effect has occurred.
“Material Contracts” is defined in Section 4.10(b).
“Mexican Buyer” is defined in Section 7.3(d).
“Mexican GAAP” means Normas de Información Financiera in effect in Mexico as of the date hereof.
“Mexican Income Tax Law” means Ley del Impuesto sobre la Renta.
“Mexico” means the United Mexican States.
“Minimum Cash Amount” means Ps$50,000,000.
“Minority Buyer” is defined in the preamble to this Agreement.
“Minority Holders” is defined in the preamble to this Agreement.
“Minority Holders Hold Back Escrow Account” is defined in Section 2.4(a)(ii).
“Minority Holders Hold Back Escrow Amount” is defined in Section 2.2(c).
“Minority Share” is defined in Section 2.1.
“Net Working Capital” means the “Net Working Capital” as calculated in accordance with Exhibit F. “Net Working Capital” shall not include any amounts included in the calculation of Debt.
“Net Working Capital Threshold” means Ps$39,359,000.
“Nominal Adex Share” is defined in the recitals to this Agreement.
“Non-Compete Period” is defined in Section 6.13(a).
“Non-Operating Debt” means any Debt other than Operating Debt, including the Debt set forth on Schedule A-2.
“Obligor” means, with respect to any Loan, the Person or Persons ultimately obligated to make payments with respect to such Loan, including any guarantor thereof. For the avoidance of doubt, Obligor does not refer to any Paying Entity, but instead to the borrower pursuant to each Loan.
“Objection Notice” is defined in Section 2.5(c).
“Operating Debt” means any Debt set forth on Schedule A-3 that is not paid off on or prior to Closing.
“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.
“Outsourced Personnel” is defined in Section 4.16(b).

“Outsourced Personnel Termination Agreement” means an executed copy of the form of Outsourced Personnel Termination Agreement attached hereto as Exhibit C.
“Parent” is defined in the preamble to this Agreement.

“Parent Loan Financing Notes” means those certain Senior Unsecured Promissory Notes in the forms attached hereto as Exhibit G.
“Party” and “Parties” are defined in the preamble of this Agreement.
“Payment Entity” means, any Governmental Authority or Person, in its capacity as employer (or the relevant labor union of the employees of such Governmental Authority or entity, as employer) which has the obligation to pay salaries or pensions to the borrowers of the Loans, as applicable, and which has entered into a Collaboration Agreement with the Company or its Subsidiaries.
“Payoff Amounts” is defined in Section 2.4(b)(iv).
“Payoff Debt” means all Non-Operating Debt and such other payment obligations set forth on Schedule A-4.
“Payoff Letters” is defined in Section 2.4(b)(iv).
“Permits” means all permits, approvals, consents, licenses, franchises, exemptions, registrations and other authorizations, consents and approvals of or from Governmental Authorities.
“Permitted Liens” means (a) statutory Liens for Taxes of the Company that are not yet delinquent or the amount or validity of which is being contested in good faith and for which adequate reserves have been made on the Financial Statements; (b) mechanics’, carriers’, workers’, repairers’, landlords’ and other similar liens arising or incurred in the ordinary course of business of the Company relating to obligations as to which there is no default on the part of the Company, (c) Liens as may have arisen in the ordinary course of business of the Company, none of which are material to the ownership, use or operation of the assets of the Company; (d) any state of facts which an accurate on the ground survey of any real property of the Company would show, and any easements, rights-of-way, restrictions, restrictive covenants, rights, leases, and other encumbrances on title to real or personal property filed of record that do not materially detract from the value of or materially interfere with the use and operation of any of the assets of the Company; (e) statutory Liens for obligations that are not delinquent; (f) legal highways, zoning and building Laws, ordinances and regulations, that do not materially detract from the value of or materially interfere with the use of the assets of the Company in the ordinary course of business and (g) the Liens set forth on Schedule 4.12(b).
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
“Personal Information” means, in addition to any definition provided by the Company or its Subsidiaries for any similar term in any privacy policy or other public-facing statement, all information regarding or capable of being associated with an individual person or device, including (a) information that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number or government-issued identifier (including Social Security number or equivalent identifier and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), (b) information that is created, maintained, or accessed by an individual (e.g., videos, audio or individual contact information), (c) any data regarding an individual’s activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed) and (d) Internet Protocol addresses, unique device identifiers or other persistent identifiers. Personal Information may relate to any individual, including a current, prospective or former customer or employee of any Person. Personal Information includes information in any form, including paper, electronic and other forms.
“Pre-Closing Taxes” means any and all Taxes imposed on Company, or for which the Company may otherwise be liable, (i) for any Tax period ending on or before the Closing Date and (ii) for any Tax period beginning on or before and ending after the Closing Date (a “Straddle Period”) to the extent such Taxes are allocable to the portion of the Straddle Period ending on the Closing Date. In the case of a Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be (i) with respect to Taxes based on or measured by income or receipts, sales or use, value added, employment, or withholding, determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any person in which the Company holds a beneficial interest shall be deemed to terminate at such time) and (ii) with respect to other Taxes, the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in such Straddle Period.
“Privacy Laws” means all Laws governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure or transfer of Personal Information, including all Laws governing breach notification.

“Privileged Communications” is defined in Section 11.16.
“Proceeding” means any action, suit, arbitration proceeding, administrative or regulatory investigation, review, audit, proceeding, citation, summons or subpoena of any nature (civil, criminal, regulatory or otherwise) in law or in equity.
“Purchase Price” is defined in Section 2.2.
“Purchase Price Adjustment” is defined in Section 2.5(a).
“Put Option Agreement” means the Put Option Agreement, entered by and among Change Capital International Holdings, B.V., as buyer, Javier Creel Moreno, Mónica Cecilia Rivera Fernández, Jerónimo J. de Yturbe Sordo Madaleno, Jerónimo Creel Moreno, Montserrat Vallejo Allende, Gerardo Legorreta Creel, Miguel Ángel Gómez Pérez, Concepción Moreno Parada, Rafael Gómez Vicencio, Carlos Allende Macías, Elsa Junco Brocker, Andrés Casas de la Torre, Brainbeam, S. de R.L. de C.V., Luiz Carlos Ferezin, and Semper Augustus B.V., as sellers, the Company, and Heather & Heather, S.C., as notice agent, dated January 30, 2012.
“Put Option Agreements” means the collective reference to the Put Option Agreement and the Cordova Put Option Agreement.
“Real Property Leases” is defined in Section 4.6(b).
“Regulatory Representations” the representations and warranties contained in Sections 4.5 and 4.14.
“Related Party” shall mean any Person: (i) that is a direct or indirect Affiliate of another specified Person; (ii) that serves as a director, officer, partner, executor or trustee of such specified Person; (iii) in which such specified Person, directly or indirectly, holds a material interest; or (iv) that, directly or indirectly, holds a material interest in such specified Person. For the purpose of this definition, “material interest” shall mean a direct or indirect ownership of voting shares or voting interest representing 30% or more of the outstanding voting power or equity of a Person.
“Related Rights” means, with respect to a Contract included on the Loan Schedule, (i) all Loans related thereto and all Collections received thereon or related thereto, (ii) all Related Security, and (iii) all products and proceeds of the foregoing.
“Related Security” means, with respect to any Loan, all guaranties, indemnities, insurance and other agreements (including any Contract related to such Loan and any rights against merchants) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Loan or otherwise relating to such Loan.
“Replacement Operating Debt Agreement” means a Contract to be entered into between Parent or a Subsidiary thereof and the Company and/or any of its Subsidiaries, as applicable, on the same terms (other than with respect to party names), including principal and interest, as the Contract governing the Operating Debt that is being paid off and terminated pursuant to Section 2.4(b)(vii), and such other terms as are mutually agreed by Holdings and the Majority Buyer.
“Resolved Losses” is defined in Section 10.7.
“Restricted Seller” is defined in Section 2.2(c).
“Retention Bonuses” means the retention and the retention and transaction bonuses payable to Outsourced Personnel pursuant to the Agreements set forth in Schedule A-5.
“Representatives” means (i) partners, employees, officers, directors, members, equity owners and counsel of a Party or any of its Affiliates or any prospective purchaser of a Party or an interest in a Party; (ii) any consultant, attorney, accountant, financial advisor, agent or other authorized representative retained by a Party or the parties listed in subsection (i) above; and (iii) any bank, other financial institution or entity funding, or proposing to fund, such Party’s operations, including any consultant retained by such bank, other financial institution or entity.
“Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.
“Restricted Cash” means (i) cash held as a security deposit or otherwise restricted from use, including, pursuant to any Debt or trust agreement, (ii) cash held in non-Mexican bank accounts that is not Available Foreign Cash, (iii) cash covered by uncleared checks, drafts and wire transfers as well as cash contributed to any trusts in order to comply with covenants established in the agreements documenting the Operating Debt, and (iv) collection from Loans pending allocation or application to payment either at the Master Collection Trust, any trust or Company and Subsidiaries accounts. The Parties agree that any cash specifically identified in the Company or Trust accounts as Collections (including value added tax and any other related expenses on behalf of third parties) pertaining or owing to the trusts incorporated under the Asset Transfer Transactions Trusts that would otherwise be treated as Restricted Cash, shall (i) be treated as Cash and not Restricted Cash and (ii) shall not be counted as Minimum Cash.
“Review Period” is defined in Section 2.5(c).
“Rollover Shares” is defined in Section 2.6.
“Rollover Participant” is defined in Section 2.6.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seller” or “Sellers” is defined in the preamble to this Agreement.
“Seller Affiliate” means (a) any direct or indirect holder of Equity Securities in any Seller (whether limited or general partners, members, stockholders or otherwise), and (b) any director, officer, employee, representative or agent of (i) any Seller or (ii) any Person who controls such Seller, in each case, as of the Closing Date.
“Seller Disclosure Schedule” means the disclosure schedule to this Agreement prepared by the Sellers and delivered to the Buyers on the Execution Date, as may be supplemented in accordance with the terms of this Agreement.
“Seller Indemnitees” is defined in Section 10.2.
“Seller Material Adverse Effect” is defined in Section 3.3.
“Seller Release” means that certain Seller Release, substantially in the form of Exhibit H, to be entered into at the Closing by the Buyers, the Company and each Seller or Parent, as applicable.
“Selling Percentage” means with respect to each Seller, a percentage equivalent of a fraction, the numerator of which is the number of shares of the Company held by such Seller immediately prior to the Closing (but excluding all Rollover Shares held by such Seller) and the denominator of which is the total number of shares of the Company outstanding immediately prior to the Closing (but excluding all Rollover Shares held by all Rollover Participants).
“Series A Shares” is defined in the recitals to this Agreement.
“Series B Shares” is defined in the recitals to this Agreement.
“Service Providers” is defined in Section 4.16(b).
“Shareholders Agreement” means the Shareholders Agreement of the Company substantially in the form of Exhibit I, to be entered into at the Closing by the Buyers and the Rollover Participants.
“Shortfall Amount” is defined in Section 2.5(d).
“Special Cap” means the product of (i) the Purchase Price, as adjusted by Section 2.5, multiplied by (ii) 25%. For the avoidance of doubt, the Escrow Amount, the Hold Back Escrow Amount and $25,000,000 shall be deemed to be a portion of the Purchase Price for purposes of this paragraph.
“Special Representations” means the representations and warranties contained in Sections 4.11 and 4.12.

“Subsidiary” or “Subsidiaries” of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).

“Subsidiary Equity Securities” is defined in Section 4.4(e).

“Tax” means any federal, state or local taxes, assessments and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, windfall profit, severance, production, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.
“Tax Benefit” means the reduction in the amount of Taxes that otherwise would have been paid by any Indemnified Party as a result of incurring any Losses.
“Tax Proceeding” is defined in Section 7.4.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.
“Terminated Outsourced Personnel” means the persons set forth on Schedule A-6 of the Company Disclosure Schedule.
“Termination Date” is defined in Section 9.1(c).
“Transaction Documents” means this Agreement, the Escrow Agreement, the Parent Loan Financing Notes, the Seller Note (to the extent elected by Majority Buyer), the Seller Releases and each other agreement, document and instrument required to be executed in accordance with this Agreement.
“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
“Unaudited Financial Statements” is defined in Section 4.7(a).
“Uncontested Losses” is defined in Section 10.7.
“Unresolved Losses” is defined in Section 10.7.
“Waiver Letters” means (i) the Put Option Waiver, to be entered into by and among Javier Creel Moreno, Luciana Córdova Creel, Monica Cecilia Rivera Fernández, Jerónimo J. de Yturbe Sordo Madaleno, Gerardo Legorreta Creel, Miguel Ángel Gómez Pérez, Concepción Moreno Parada, Rafael Gómez Vicencio, Carlos Allende Macías, Elsa Junco Brocker, Andrés Casas de la Torre, Luiz Carlos Ferezin, Semper Augustus B.V., Brainbeam, S. de R.L. de C.V., Change Capital International Holdings, B.V. and Prestaciones Finmart, S.A.P.I. de C.V., (ii) the Put Option Waiver to be entered into by Change Capital International Holdings, B.V., Angel Cordova Nieto and Luciana Cordova Creel and (iii) the Waiver to Preemptive Right, to be entered into by and among Javier Creel Moreno, Luciana Córdova Creel, Monica Cecilia Rivera Fernández, Jerónimo J. de Yturbe Sordo Madaleno, Gerardo Legorreta Creel, Grupo Selecto & SIM-A, S.A.P.I. de C.V., Brainbeam, S. de R.L. de C.V., Change Capital International Holdings, B.V. and Prestaciones Finmart, S.A.P.I. de C.V.
“Withheld Retention Bonus Amount” is defined in Section 6.18.

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